UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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LOWE’S COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lowe’s Companies, Inc.

Notice of
Annual Meeting
and
Proxy Statement

2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 28, 2010 — the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at www.proxyvote.com.

Corporate Offices	1000 Lowe’s Boulevard
Mooresville, North Carolina 28117

LOWE’S
COMPANIES,
INC.
April 12, 2010

TO LOWE’S SHAREHOLDERS:

It is my pleasure to invite you to attend our 2010 Annual Meeting to be held at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina, on Friday, May 28, 2010 at 10:00 a.m., local time. Directions to the Ballantyne Hotel are printed on the back of this Proxy Statement.

This year, we are pleased to be again using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of this Proxy Statement and our 2009 Annual Report. The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those shareholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2009 Annual Report and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice of Internet Availability will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

We will broadcast the meeting live on the Internet. To access the webcast, visit Lowe’s website (www.Lowes.com/investor) where a link will be posted a few days before the meeting. A replay of the Annual Meeting will also be available beginning approximately three hours after the meeting concludes and will continue to be available for two weeks after the meeting.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. There are five items of business on this year’s agenda, each as described in this Proxy Statement. Your vote by proxy or in person at the meeting is important.

Yours cordially,

Robert A. Niblock
Chairman of the Board
and Chief Executive Officer

Notice of
Annual Meeting of Shareholders
of Lowe’s Companies, Inc.

Time and Date	10:00 a.m., local time, on Friday, May 28, 2010

Place	Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina

Purpose	1. To elect four Class III directors to a term of one year.

2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2010 fiscal year.

3. To approve an amendment to Lowe’s Bylaws decreasing the percentage of shares required for shareholders to call a special meeting of shareholders.

4. To consider and vote upon two shareholder proposals set forth at pages 38 through 43 in the accompanying Proxy Statement.

5. To transact such other business as may be properly brought before the Annual Meeting of Shareholders.

Record Date	Only shareholders of record at the close of business on March 26, 2010 will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any postponement or adjournment thereof.

Meeting Admission
You are entitled to attend the Annual Meeting only if you were a Lowe’s shareholder as of the close of business on March 26, 2010 or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a shareholder of record or hold your shares through the Company’s 401(k) Plan, Employee Stock Purchase Plan or Direct Stock Purchase Program, your ownership as of the record date will be verified prior to admittance into the meeting. If you are not a shareholder of record or a participant in one of the Company’s plans or purchase programs, but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 26, 2010 or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

Voting
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote promptly. If you received a paper copy of the proxy voting materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or sign, date and return in the pre-addressed envelope provided the enclosed proxy or voting instruction card. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your Notice. You may also request a paper copy of our proxy materials by visiting the Internet site address listed on your Notice, or by calling the toll-free number or sending an e-mail to the e-mail address listed on your Notice.

The Company’s Proxy Statement is attached. Financial and other information is contained in the Company’s Annual Report to Shareholders, a copy of which accompanies this Notice of Annual Meeting of Shareholders.

By order of the Board of Directors,

Gaither M. Keener, Jr.
Senior Vice President,
General Counsel, Secretary &
Chief Compliance Officer

Mooresville, North Carolina
April 12, 2010

Lowe’s Companies, Inc.

Proxy Statement
for
Annual Meeting of Shareholders
May 28, 2010

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (“Board of Directors” or “Board”) of Lowe’s Companies, Inc. (“Company” or “Lowe’s”) of proxies to be voted at the Annual Meeting of Shareholders to be held at the Ballantyne Hotel located at 10000 Ballantyne Commons Parkway, Charlotte, North Carolina on Friday, May 28, 2010 at 10:00 a.m., local time.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are now furnishing proxy materials to our shareholders on the Internet. If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request a copy. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review the proxy materials over the Internet. The Notice of Internet Availability of Proxy Materials will also instruct you as to how you may submit your proxy over the Internet. If you received only a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, however, you should follow the instructions for requesting those materials included in the Notice.

The Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about April 12, 2010. This Proxy Statement and the enclosed form of proxy relating to the 2010 Annual Meeting are also first being made available to shareholders on or about April 12, 2010.

Outstanding Shares

On March 26, 2010, there were 1,443,389,268 shares of Company common stock (“Common Stock”) outstanding and entitled to vote. Shareholders are entitled to one vote for each share held on all matters to come before the meeting.

Who May Vote

Only shareholders of record at the close of business on March 26, 2010 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

How To Vote

You may vote by proxy or in person at the meeting. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or mail your signed and dated proxy or voting instruction card to our tabulator in the self-addressed envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares online by proxy at the Internet site address listed on your Notice. You may also request a paper copy of our proxy materials by visiting the Internet site address listed on your Notice, or by calling the toll-free number or sending an e-mail to the e-mail address listed on your Notice. Even if you plan to attend the meeting, we recommend that you vote by proxy prior to the meeting. You can always change your vote as described below.

How Proxies Work

The Board of Directors is asking for your proxy. By giving us your proxy, you authorize the proxyholders (members of Lowe’s management) to vote your shares at the meeting in the manner you direct. If you do not specify how you wish the proxyholders to vote your shares, they will vote your shares “FOR ALL” director nominees, “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, “FOR” the proposal to amend Lowe’s Bylaws decreasing the percentage of shares required to call a special meeting of shareholders and “AGAINST” each of the two shareholder proposals. The proxyholders also will vote your shares according to their discretion on any other matter properly brought before the meeting.

You may receive more than one Notice of Internet Availability of Proxy Materials, more than one e-mail (if you have elected electronic delivery of proxy materials) or more than one paper copy of the proxy materials, including multiple paper copies of this Proxy Statement and multiple proxy or voting instruction cards, depending on how you hold your shares. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold your shares. If you are a shareholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must vote at the Internet site address listed on your proxy or voting instruction card, call the toll-free number listed on your proxy or voting instruction card, or sign, date and return each proxy card and voting instruction card that you receive; and vote over the Internet the shares represented by each Notice and e-mail that you receive (unless you have requested and received a proxy or voting instruction card for the shares represented by one or more of those Notices or e-mails).

If for any reason any of the nominees for election as director becomes unavailable for election, discretionary authority may be exercised by the proxyholders to vote for substitutes proposed by the Board of Directors.

Abstentions and shares held of record by a broker or its nominee (“broker shares”) that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present.

Under New York Stock Exchange (“NYSE”) rules, the proposals to ratify the appointment of the independent registered public accounting firm and approve the proposed amendment to the Bylaws are considered “discretionary” items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions. The proposal to elect directors and the two shareholder proposals are “non-discretionary” matters, which means that brokerage firms may not use their discretion to vote on such matters without express voting instructions from their customers.

Quorum

In order to carry out the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by the Company are not voted and do not count for this purpose.

Revoking Your Proxy

The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is also revoked if the person who executed the proxy is present at the meeting and elects to vote in person.

Votes Needed

Election of Directors.  In uncontested elections, directors are elected by the affirmative vote of a majority of the outstanding shares of the Company’s voting securities voted at the meeting, including those shares for which votes are “withheld.” In the event that a director nominee fails to receive the required majority vote, the Board of Directors may decrease the number of directors, fill any vacancy, or take other appropriate action. If the number of nominees exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast by the holders of voting securities entitled to vote in the election.

Other Proposals.  Approval of the other proposals and any other matter properly brought before the meeting requires the favorable vote of a majority of the votes cast on the applicable matter at the meeting in person or by proxy.

Our Voting Recommendation

Our Board of Directors recommends that you vote:

•	“FOR” each of our nominees to the Board of Directors;

•	“FOR” ratifying Deloitte & Touche LLP as our independent registered public accounting firm;

•	“FOR” the proposal to approve an amendment to Lowe’s Bylaws decreasing the percentage of shares required to call a special meeting of shareholders;

•	“AGAINST” the shareholder proposal regarding report on political spending; and

•	“AGAINST” the shareholder proposal regarding separating the roles of Chairman and CEO.

Proxy cards that are timely signed, dated and returned but do not contain instructions on how you want to vote will be voted in accordance with our Board of Directors’ recommendations.

Voting Results

The preliminary voting results will be announced at the meeting. The final voting results will be published in a current report on Form 8-K filed with the SEC within four business days after the meeting.

Attending In Person

Only shareholders as of the close of business on March 26, 2010, their properly designated proxies and guests of the Company may attend the Annual Meeting. You must present photo identification for admittance. If you are a shareholder of record or hold your shares through the Company’s 401(k) Plan, Employee Stock Purchase Plan or Direct Stock Purchase Program, your name will be verified against the list of shareholders of record or plan or purchase program participants on the record date prior to your admission to the Annual Meeting. If you are not a shareholder of record or a participant in one of the Company’s plans or purchase programs, but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 26, 2010 or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

The meeting will begin promptly at 10:00 a.m., local time, and check-in will begin at 8:30 a.m., local time.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Articles of Incorporation of the Company previously divided the Board into three classes, designated Class I, Class II and Class III, with one class standing for election each year for a three-year term. At our 2008 Annual Meeting of Shareholders, the Board of Directors recommended, and shareholders approved, amendments to the Company’s Articles of Incorporation to declassify the Board over a three-year period. Accordingly, current directors, including Class I directors elected to three-year terms at the 2008 Annual Meeting and Class II directors elected to two-year terms at last year’s Annual Meeting, will continue to serve the remainder of their elected terms. Class III directors with terms expiring at this year’s Annual Meeting will be elected to one-year terms expiring at the 2011 Annual Meeting of Shareholders. Beginning with the 2011 Annual Meeting of Shareholders, and at each Annual Meeting thereafter, all directors will be elected annually.

The number of directors is currently fixed at 11. The four nominees standing for election as Class III directors at the 2010 Annual Meeting of Shareholders are: David W. Bernauer, Leonard L. Berry, Dawn E. Hudson and Robert A. Niblock. If elected, each Class III nominee will serve until his or her term expires in 2011 or until a successor is duly elected and qualified.

All of the nominees are currently serving as directors. Unless authority to vote in the election of directors is withheld, it is the intention of the persons named as proxies to vote “FOR ALL” of the four nominees. If at the time of the meeting any of these nominees is unavailable for election as a director for any reason, which is not expected to occur, the proxyholders will vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS,
ATTRIBUTES AND SKILLS OF THE NOMINEES

Nominees for Election as Class III Directors — Term to Expire in 2011

David W. Bernauer	Director Since: 2007 Age: 66

Mr. Bernauer served as the non-executive Chairman of the board of directors of Walgreen Co., the nation’s largest drugstore chain with approximately 7,650 locations in 50 states, the District of Columbia, Guam and Puerto Rico, from January 2007 until his retirement in July 2007. From January 2002 until July 2006, he served as Chief Executive Officer of Walgreens, at which time he ceased to be Chief Executive Officer and served as executive Chairman of the company until January 2007. Mr. Bernauer previously served as President and Chief Operating Officer of Walgreens. Mr. Bernauer currently serves on the board of directors of Office Depot, Inc. In addition to his strong leadership and broad business management skills developed as the Chief Executive Officer of the nation’s largest drugstore chain, Mr. Bernauer brings more than 40 years of retail industry experience to Lowe’s Board, including an in-depth knowledge of the challenges of managing a rapidly-expanding store base, store operations, marketing, merchandising, finance, and information technology.

Leonard L. Berry, Ph.D	Director Since: 1998 Age: 67

Dr. Berry is a Distinguished Professor of Marketing, Presidential Professor for Teaching Excellence and holds the M.B. Zale Chair in Retailing and Marketing Leadership in the Mays Business School at Texas A&M University. Dr. Berry has been a Professor of Marketing at Texas A&M University since 1982, and a Professor of Humanities in Medicine in the College of Medicine at The Texas A&M University System Health Science Center, since 2004. He is also the founder of the Center for Retailing Studies at Texas A&M University. An accomplished author, he has published numerous articles and a series of books on service management, marketing and quality. Dr. Berry currently serves on the boards of directors of Darden Restaurants, Inc. and Genesco Inc. Dr. Berry’s extensive academic background in teaching and conducting research in marketing is a valuable asset to Lowe’s Board in support of understanding customer expectations, improving service quality and building a strong services brand for Lowe’s.

Dawn E. Hudson	Director Since: 2001 Age: 52

Ms. Hudson is Vice Chair of The Parthenon Group, an advisory firm focused on business strategy consulting. Ms. Hudson was the President and Chief Executive Officer of Pepsi-Cola North America, the multi-billion dollar refreshment beverage unit of PepsiCo, Inc. in the United States and Canada until November 2007, where she served as President since May 2002 and Chief Executive Officer since March 2005. Previously, Ms. Hudson served as Chief Executive Officer of the PepsiCo Foodservice Division from March 2005 to November 2007. Prior to joining PepsiCo, Ms. Hudson spent 13 years in the marketing, advertising and branding strategy arena with leadership positions at major agencies such as D’Arcy Masius Benton & Bowles and Omnicom. She currently serves on the boards of directors of Allergan, Inc. and P.F. Chang’s China Bistro, Inc. Ms. Hudson brings to Lowe’s Board extensive experience in executive leadership spanning consumer goods, foodservice and communication companies. In addition, as a former marketing executive, Ms. Hudson brings valuable expertise and insights in leveraging national brands, proprietary brand development and consumer behavior to Lowe’s Board.

Robert A. Niblock	Director Since: 2004 Age: 47

Mr. Niblock has served as Chairman of the Board and Chief Executive Officer of Lowe’s Companies, Inc. since January 2005. Prior to that, he served as President of Lowe’s from 2003 to 2006. Mr. Niblock joined Lowe’s in 1993, and during his career with the Company, has served as Vice President and Treasurer, Senior Vice President — Finance, and Executive Vice President and Chief Financial Officer. Before joining Lowe’s, Mr. Niblock had a nine-

year career with accounting firm Ernst & Young. He currently serves on the board of directors of ConocoPhillips. Mr. Niblock has also been a member since 2003, and is the immediate past Chairman of the board of directors of the Retail Industry Leaders Association (RILA), a trade association based in Arlington, VA for the retail industry that includes eight of the top 10 U.S. retailers among its members. During his 17-year career with the Company, Mr. Niblock has held a number of different positions with the Company, gaining a deep understanding of Lowe’s operations and its organizational culture and values. With a background in accounting, Mr. Niblock also brings accounting and related financial management experience to Lowe’s Board.

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS,
ATTRIBUTES AND SKILLS OF THE CONTINUING DIRECTORS

Class I Directors — Term to Expire in 2011

Robert A. Ingram	Director Since: 2001 Age: 67

Mr. Ingram has been a General Partner of Hatteras Venture Partners, LLC, a venture capital firm that invests in early stage life science companies in the southeast United States, since 2007. He has also served as an advisor to the Chief Executive Officer of GlaxoSmithKline plc, a pharmaceutical research and development company, since January 2010. Mr. Ingram previously served as Vice Chairman Pharmaceuticals of GlaxoSmithKline, acting as a special advisor to the Corporate Executive Team and attending its meetings in that capacity, from January 2003 until December 2009. Prior to that, Mr. Ingram was Chief Operating Officer and President, Pharmaceutical Operations of GlaxoSmithKline from January 2001 to January 2003. Previously, he was Chief Executive Officer of Glaxo Wellcome plc from 1997 to 2000 and Chairman of Glaxo Wellcome Inc., Glaxo Wellcome plc’s United States subsidiary, from 1999 to 2000. He currently serves on the boards of directors of Allergan, Inc., Cree, Inc., Edwards Lifesciences Corporation, OSI Pharmaceuticals, Inc., where he serves as Chairman of the board, and Valeant Pharmaceuticals International, where he serves as Lead Director. He was a director of Misys plc, Nortel Networks Corporation and Wachovia Corporation until 2005, 2006 and 2008, respectively. In addition to his strong managerial and leadership skills developed as Chairman and Chief Executive Officer of one of the world’s largest pharmaceutical companies, Mr. Ingram brings valuable board governance and management succession experience to Lowe’s Board.

Robert L. Johnson	Director Since: 2005 Age: 64

Mr. Johnson is the founder and Chairman of The RLJ Companies, which owns or holds interests in a diverse portfolio of companies in the banking, private equity, real estate, hospitality, professional sports (including the NBA Charlotte Bobcats), film production, gaming and automobile dealership industries. Prior to forming The RLJ Companies, he was founder and Chairman of Black Entertainment Television (BET), which was acquired in 2001 by Viacom Inc., a media-entertainment holding company. Mr. Johnson continued to serve as Chief Executive Officer of BET until 2006. He currently serves on the boards of directors of KB Home and Strayer Education, Inc. He was a director of Hilton Hotels Corporation and US Airways Group, Inc. until 2006 and 2005, respectively. As a successful business leader and entrepreneur, Mr. Johnson brings to Lowe’s Board his experience in a number of critical areas, including real estate, finance, brand development, multicultural marketing and providing customer satisfaction.

Richard K. Lochridge	Director Since: 1998 Age: 66

Mr. Lochridge is the founder and has served as President of Lochridge & Company, Inc., a general management consulting firm, since 1986. He currently serves on the boards of directors of Dover Corporation and PetSmart, Inc. He was a director of John H. Harland Company until 2007. Mr. Lochridge brings to Lowe’s Board his more than 40 years of experience as a consultant working closely with senior management on operational and organizational strategies and challenges at leading companies across a broad range of industries, including a number of large retailers with international operations.

Class II Directors — Term to Expire in 2011

Peter C. Browning	Director Since: 1998 Age: 68

Mr. Browning has been the managing director of Peter C. Browning & Associates, LLC, a board advisory consulting firm, since 2009. Prior to that, he was the Dean of the McColl Graduate School of Business at Queens University of Charlotte, North Carolina, from March 2002 to May 2005. From 1998 to 2000, Mr. Browning was President and Chief Executive Officer, from 1996 to 1998, President and Chief Operating Officer, and from 1993 to 1996, Executive Vice President of Sonoco Products Company, a manufacturer of industrial and consumer packaging products. Before joining Sonoco, Mr. Browning was Chairman, President and Chief Executive Officer of National Gypsum Company, a manufacturer and supplier of building and construction products, from 1990 to 1993. He currently serves on the boards of directors of Acuity Brands, Inc., EnPro Industries, Inc. and Nucor Corporation, where he served as non-executive Chair from 2000 to 2006 and currently serves as Lead Director, and was a director of Wachovia Corporation and The Phoenix Companies, Inc. until 2008 and 2009, respectively. Mr. Browning brings a unique breadth and depth of experience and expertise to Lowe’s Board, including board governance, board performance and dynamics and executive leadership transition and succession planning. Mr. Browning also brings to Lowe’s Board industry experience in the building and construction products sector.

Marshall O. Larsen	Director Since: 2004 Age: 61

Mr. Larsen has served as Chairman of Goodrich Corporation, a supplier of systems and services to the aerospace and defense industry, since October 2003, and President and Chief Executive Officer, since February 2002 and April 2003, respectively. Prior to that, Mr. Larsen was Chief Operating Officer of Goodrich from February 2002 to April 2003, and Executive Vice President and President and Chief Operating Officer of Goodrich Aerospace division of Goodrich from 1995 to 2002. He currently serves on the board of directors of Becton, Dickinson and Company. As Chairman and Chief Executive Officer of a publicly traded company for the past seven years, Mr. Larsen has developed strong executive leadership and strategic management skills. Mr. Larsen also brings to Lowe’s Board 30 years of domestic and international business experience, including expertise in a number of critical areas, such as accounting and finance, retail sales and marketing.

Stephen F. Page	Director Since: 2003 Age: 70

Mr. Page served as Vice Chairman and Chief Financial Officer of United Technologies Corporation (UTC), a manufacturer of high-technology products and services to the building systems and aerospace industries, from 2002 until his retirement in 2004. From 1997 to 2002, Mr. Page was President and Chief Executive Officer of Otis Elevator Company, a subsidiary of UTC, and from 1993 to 1997, Executive Vice President and Chief Financial Officer of UTC. Prior to joining UTC in 1993, Mr. Page was Chief Financial Officer and Executive Vice President of The Black & Decker Corporation, a global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology based fastening systems. He currently serves on the boards of directors of Liberty Mutual Holding Company, Inc. and PACCAR Inc. He served as a director of UTC until 2004. In serving as Chief Financial Officer for two public companies and as a certified public accountant for the past 40 years, Mr. Page has developed strong accounting and financial management skills, which are a valuable asset to Lowe’s Board, particularly on the Audit Committee. Mr. Page also brings to Lowe’s Board his demonstrated leadership abilities as a former chief executive officer and an understanding of business, both domestically and internationally. Mr. Page also practiced corporate law for approximately 10 years.

O. Temple Sloan, Jr.	Director Since: 2004 Age: 71

Mr. Sloan has served as Chairman of General Parts International, Inc., a distributor of automotive replacement parts based in Raleigh, North Carolina, since 1961. From 1961 to December 2008, he served as Chief Executive Officer of General Parts International. Mr. Sloan also co-founded Highwoods Properties Inc., a Raleigh-based real estate investment trust. He currently serves on the boards of directors of Golden Corral and Highwoods Properties, Inc., where he serves as Chairman of the board, and was the Lead Director of Bank of America Corporation until 2009. In serving as Chairman and Chief Executive Officer of a multi-billion dollar company for more than 40 years, Mr. Sloan has developed strong executive leadership and strategic management skills. Mr. Sloan also brings to Lowe’s Board significant experience in a number of important areas, including retail sales and operations, mergers and acquisitions, accounting and financial management and board governance, performance and dynamics.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board of Directors has adopted Corporate Governance Guidelines setting forth guidelines and standards with respect to the role and composition of the Board, the functioning of the Board and its committees, the compensation of directors, succession planning and management development, the Board’s and its committees’ access to independent advisers and other matters. The Governance Committee of the Board of Directors regularly reviews and assesses corporate governance developments and recommends to the Board modifications to the Corporate Governance Guidelines as warranted. The Company has also adopted a Code of Business Conduct and Ethics (“Code”) for its directors, officers and employees. The Governance Guidelines and Code are posted on the Company’s website at www.Lowes.com/investor.

Director Independence

Lowe’s Corporate Governance Guidelines provide that in accordance with long-standing policy, a majority of the members of the Company’s Board of Directors must qualify as independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board has adopted Categorical Standards for Determination of Director Independence (“Categorical Standards”) to assist the Board in making determinations of independence. A copy of these Categorical Standards is attached as Appendix A to this Proxy Statement.

The Governance Committee and the Board have evaluated the transactions, relationships or arrangements between each director (and his or her immediate family members and related interests) and the Company in each of the most recent three completed fiscal years. They include the following, all of which were entered into by the Company in the ordinary course of business:

•	Temple Sloan was a member of the board of directors of Bank of America Corporation until May 2009, and Peter Browning and Robert Ingram were until December 2008 members of the board of directors of Wachovia Corporation. The Company has commercial banking and capital markets relationships with subsidiaries of Bank of America Corporation and with former subsidiaries of Wachovia Corporation, which merged with Wells Fargo and Company, effective December 31, 2008. Each of them is or was a less than 1% shareholder of the respective bank holding companies.

•	Temple Sloan is Chairman of the board of directors and an approximately 1% shareholder of Highwoods Properties, Inc., a real estate investment trust from which the Company leases a facility for a data center.

•	Stephen Page is a director of Liberty Mutual Holding Company, Inc. The Company purchases insurance from several of its subsidiaries covering various business risks. Subsidiaries of this company also administer Lowe’s short-term disability plan and the family and medical leave program for Lowe’s employees.

•	Robert Johnson is a director and significant shareholder of Urban Trust Bank, which the Company uses as a depositary bank. Mr. Johnson controlled and was an officer of the organization that owned the Charlotte Bobcats NBA team until March 2010 when he sold majority interest of that organization to Michael Jordan and MJ Basketball Holdings, LLC. The Company has a multi-year sponsorship agreement with the team that provides marketing and advertising benefits for the Company.

•	Richard Lochridge is a director and less than 1% shareholder of Dover Corporation, which is a vendor to Lowe’s for various products.

•	David Bernauer is a director and less than 1% shareholder of Office Depot, Inc. from which the Company purchases office equipment and supplies.

•	Peter Browning is a director and less than 1% shareholder of Acuity Brands, Inc. from which the Company purchases various lighting products.

In addition, the Board considered the amount of the Company’s discretionary charitable contributions in each of the most recent three completed fiscal years to charitable organizations where a director, or a member of his or her immediate family, serves as a director or trustee.

As a result of this evaluation, the Board has affirmatively determined, upon the recommendation of the Governance Committee, that currently each director, other than Robert Niblock, and all of the members of the Audit Committee, Compensation Committee, and Governance Committee, are “independent” within the Company’s Categorical Standards and the NYSE rules, and, in the case of Audit Committee members, the separate SEC requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their compensation as directors.

Compensation of Directors

Annual Retainer Fees.  Directors who are not employed by the Company are paid an annual retainer of $75,000, and non-employee directors who serve as a committee chairman receive an additional $15,000 annually, or $25,000 annually in the case of the Audit Committee Chairman, for serving in such position. The independent Lead Director receives an additional retainer of $25,000 per year. Directors who are employed by the Company receive no additional compensation for serving as directors. The annual retainer amount was last increased in 2002.

Stock Awards.  In May 2005, shareholders approved the Lowe’s Companies, Inc. Amended and Restated Directors’ Stock Option and Deferred Stock Unit Plan (the “Directors’ Plan”), allowing the Board to elect to grant deferred stock units or options to purchase Common Stock at the first directors’ meeting following the Annual Meeting of Shareholders each year (the “Award Date”) to non-employee directors. Beginning with the directors’ meeting following the Annual Meeting of Shareholders held May 27, 2005, it has been the Board’s policy to grant only deferred stock units. A deferred stock unit represents the right to receive one share of Lowe’s Common Stock. The annual grant of deferred stock units for each of the Company’s directors who is not employed by the Company is determined by taking the annual grant amount of $115,000 and dividing it by the closing price of a share of Lowe’s Common Stock as reported on the NYSE on the Award Date, which amount is then rounded up to the next 100 units. The deferred stock units receive dividend equivalent credits, in the form of additional units, for any cash dividends subsequently paid with respect to Common Stock. All units credited to a director are fully vested and will be paid in the form of Common Stock after the termination of the director’s service.

The Directors’ Plan expired by its terms in 2008. At our 2009 Annual Meeting of Shareholders, the Board of Directors recommended, and shareholders approved, amendments to the Lowe’s Companies, Inc. 2006 Long Term Incentive Plan (the “2006 LTIP”) that made the Company’s non-employee directors eligible to participate in that plan. Under the amended and restated 2006 LTIP, the Board of Directors is continuing to grant deferred stock units following the Annual Meeting each year to non-employee directors. The annual grant is determined as it was previously determined under the Directors’ Plan, subject to change by the Board of Directors upon recommendation of the Executive Committee.

Deferral of Annual Retainer Fees.  In 1994, the Board adopted the Lowe’s Companies, Inc. Directors’ Deferred Compensation Plan. This plan allows each non-employee director to defer receipt of all, but not less than all, of the annual retainer and any committee chairman or Lead Director fees otherwise payable to the director in cash. Deferrals are credited to a bookkeeping account and account values are adjusted based on the investment measure selected by the director. One investment measure adjusts the account value based on interest calculated in the same manner and at the same rate as interest on amounts invested in the short-term interest fund option available to employees participating in the Lowe’s 401(k) Plan, a tax-qualified, defined contribution plan sponsored by the

Company. The other investment measure assumes that the deferrals are invested in Lowe’s Common Stock with reinvestment of all dividends. A director may allocate deferrals between the two investment measures in 25% multiples. Account balances may not be reallocated between the investment measures. Account balances are paid in cash in a single sum payment following the termination of a director’s service.

The following table summarizes the compensation paid to non-employee directors during fiscal year 2009:

Director Compensation Table
Fiscal Year 2009

	Fees Earned or	Stock	Options
	Paid in Cash	Awards(1)	Awards(2)	Total
Name	($)	($)	($)	($)

David W. Bernauer	$75,000	$115,961	0	$190,961
Leonard L. Berry	$75,000	$115,961	0	$190,961
Peter C. Browning	$75,000	$115,961	0	$190,961
Dawn E. Hudson	$75,000	$115,961	0	$190,961
Robert A. Ingram	$75,000	$115,961	0	$190,961
Robert L. Johnson	$75,000	$115,961	0	$190,961
Marshall O. Larsen	$90,000	$115,961	0	$205,961
Richard K. Lochridge	$75,000	$115,961	0	$190,961
Stephen F. Page	$100,000	$115,961	0	$215,961
O. Temple Sloan, Jr.	$115,000	$115,961	0	$230,961

(1)	The dollar amount shown for these stock awards represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation — Stock Compensation” (FASB ASC Topic 718) for 6,100 deferred stock units granted to each director in fiscal year 2009. See Note 8, “Accounting for Share-Based Payment,” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended January 29, 2010 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used for calculating the grant date value of the deferred stock units. These amounts do not correspond to the actual value that may be recognized by a director with respect to these awards when they are paid in the form of Common Stock after the termination of the director’s service. As of January 29, 2010, each non-employee director, with the exception of Mr. Bernauer, held 21,936 deferred stock units. As of January 29, 2010, Mr. Bernauer (who was first elected a director on May 25, 2007) held 14,815 deferred stock units.

(2)	As of January 29, 2010, non-employee directors held options, all of which are vested, to acquire shares of Lowe’s Common Stock previously granted to them under the Directors’ Plan as shown in the table below.

Total
Outstanding
Name	(#)

David W. Bernauer	0
Leonard L. Berry	16,000
Peter C. Browning	16,000
Dawn E. Hudson	16,000
Robert A. Ingram	16,000
Robert L. Johnson	0
Marshall O. Larsen	8,000
Richard K. Lochridge	8,000
Stephen F. Page	8,000
O. Temple Sloan, Jr.	8,000

Board Meetings, Committees of the Board and Board Leadership Structure

Attendance at Board and Committee Meetings.  During fiscal year 2009, the Board of Directors held six meetings. All incumbent directors attended at least 75% of all meetings of the Board and the committees on which they served.

Board Leadership Structure.  Robert A. Niblock currently holds the positions of Chairman of the Board and Chief Executive Officer of the Company. The Corporate Governance Guidelines of the Company provide for an independent Lead Director to be elected by the independent directors annually at the meeting of the Board of Directors held in conjunction with the annual meeting of shareholders. O. Temple Sloan, Jr. has served as Lead Director of the Company since August 2008. The Corporate Governance Guidelines provide that the Lead Director will:

•	preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the non-management directors;

•	serve as a liaison between the Chairman and the independent directors;

•	communicate with the Chairman and the Secretary of the Company to develop an agenda for each Board meeting and determine the nature and extent of information that shall be provided regularly to the directors for each scheduled meeting;

•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	have the authority to call meetings of the independent directors; and

•	be available for consultation and direct communication with major shareholders upon request at the direction of the Chief Executive Officer.

The Lead Director also serves as the Chairperson of the Governance Committee of the Board of Directors, which functions as the Board’s nominating committee as well, and is comprised entirely of independent directors.

The Board believes that the Company’s current leadership structure with the combined role of Chairman and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. The Board also believes that having an independent Lead Director whose responsibilities closely parallel those of an independent Chairman ensures that the appropriate level of independent oversight is applied to all Board decisions.

Board’s Role in the Risk Management Process.  Management must take a wide variety of risks to enhance shareholder value. It is the Board of Directors’ responsibility to ensure that management has established and adequately resourced processes for identifying and preparing the Company to manage those risks effectively. It is also the Board’s responsibility to challenge management regularly to demonstrate that those processes are effective in operation.

Lowe’s has adopted the concept of enterprise risk assessment (“ERM”) using the framework issued in 2004 by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s Senior Vice President and Chief Risk Officer, who reports directly to the Chairman and CEO, is responsible for implementing the Company’s ERM processes. During the extended Board meeting held each November, he presents to the Board a comprehensive review of the Company’s ERM processes. His presentation includes an update on any significant new risks that have been identified and assessed during the year and the strategies management has developed for managing them. During his presentation, the directors actively discuss with him and other members of management present the risks that have been identified to gain a deeper understanding of the risks the Company faces and establish a mutual understanding between the Board and management regarding the Company’s willingness to take risks and the strategies to be used to manage them. The Company’s Senior Vice President and Chief Risk Officer also presents updates on the Company’s ERM processes at other meetings of the Board during the year.

Although the Board of Directors believes that oversight of the Company’s ERM processes is a responsibility of the full Board, the Audit Committee of the Board addresses at each of its regular meetings risk oversight of the Company’s major financial exposures and the steps management has taken to identify, assess, monitor, control, remediate and report such exposures. The Audit Committee also reviews periodically with the Company’s Senior Vice President and General Counsel legal matters that may have a material adverse impact on the Company’s financial statements, compliance with laws and any material reports received from regulatory agencies. And finally, as noted in the “Compensation Discussion & Analysis” section of this Proxy Statement, the Compensation

Committee of the Board annually conducts a self audit of the risk associated with the Company’s non-equity and equity incentive plans.

Executive Sessions of the Non-Management Directors.  The non-management directors, all of whom are independent, met in executive session at each of the six regularly scheduled Board meetings in fiscal year 2009. Mr. Sloan, Lead Director, presides over these executive sessions, and, in his absence, the non-management directors may select another non-management director present to preside.

Attendance at Annual Meetings of Shareholders.  Directors are expected to attend the Annual Meeting of Shareholders. All of the incumbent directors attended last year’s Annual Meeting of Shareholders.

Committees of the Board of Directors and their Charters.  The Board has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Governance Committee. Each of these committees, other than the Executive Committee, acts pursuant to a written charter adopted by the Board of Directors. The Executive Committee operates in accordance with the Company’s Bylaws and Corporate Governance Guidelines. A copy of each written committee charter and the Corporate Governance Guidelines are available on our website at www.Lowes.com/investor.

How to Communicate with the Board of Directors and Independent Directors.  Interested persons wishing to communicate with the Board of Directors may do so by sending a written communication addressed to the Board or to any member individually in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Interested persons wishing to communicate with the independent directors as a group, may do so by sending a written communication addressed to O. Temple Sloan, Jr., as Lead Director, in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Any communication addressed to a director that is received at Lowe’s principal executive offices will be delivered or forwarded to the individual director as soon as practicable. Lowe’s will forward all communications received from its shareholders or other interested persons that are addressed simply to the Board of Directors to the Lead Director or to the chairman of the committee of the Board of Directors whose purpose and function is most closely related to the subject matter of the communication.

Audit Committee

Number of Members:	Five

Members:	Stephen F. Page (Chairman), David W. Bernauer, Leonard L. Berry, Peter C. Browning, and O. Temple Sloan, Jr.

Number of Meetings in Fiscal Year 2009:	Eight

Purpose and Functions:
The primary purpose of the Audit Committee is to assist the Board of Directors in monitoring (A) the integrity of the Company’s financial statements, (B) compliance by the Company with its established internal controls and applicable legal and regulatory requirements, (C) the performance of the Company’s internal audit function and independent registered public accounting firm, and (D) the independent registered public accounting firms’ qualifications and independence. In addition, the Audit Committee is responsible for preparing the Report of the Audit Committee included in this Proxy Statement. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. In addition, the Audit Committee is solely responsible for pre-approving all engagements related to audit, review and attest reports required under the securities laws, as well as any other engagements permissible under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for services to be performed for the Company by its independent registered public accounting firm, including the fees and terms applicable thereto. The Audit Committee is also responsible for reviewing and concurring with the Company’s Chief Risk Officer in the appointment, appraisal, replacement, reassignment or dismissal of the Vice President of Internal Audit. The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the independent registered public accounting firm for audit services, audit-related services, tax services and all other services; reviews with the Company’s Vice President of Internal Audit the staffing, training and development, and the work of the Internal Audit Department; reviews the Company’s financial statements and the critical accounting policies and practices used by management; reviews audit results and other matters relating to the adequacy of the Company’s internal controls; and reviews with the Company’s General Counsel and Chief Compliance Officer legal matters and the program of monitoring compliance with the Company’s Code. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters. Each member of the Audit Committee is “financially literate,” as that term is defined under NYSE rules, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert,” as such term is defined by the SEC, and has designated Stephen F. Page, Chairman of the Audit Committee, as an audit committee financial expert. Each member of the Audit Committee is also “independent” as that term is defined under Rule 10A-3(b)(l)(ii) of the Exchange Act, the Categorical Standards and the rules of the NYSE. The members of the Audit Committee annually review the Audit Committee Charter and conduct an annual performance evaluation of the Audit Committee performance with the assistance of the Governance Committee.

Compensation Committee

Number of Members:	Five

Members:	Marshall O. Larsen (Chairman), Dawn E. Hudson, Robert A. Ingram, Robert L. Johnson, and Richard K. Lochridge

Number of Meetings in Fiscal Year 2009:	Six

Purpose and Functions:
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation for the Company’s executives. The Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of these established goals and objectives and, based upon this evaluation, determines and approves the Chief Executive Officer’s annual compensation, which it forwards to the Board for ratification by the independent directors. The Compensation Committee also reviews and approves the compensation of all other executive officers of the Company, and reviews and approves all annual management incentive plans and all awards under multi-year incentive plans, including equity-based incentive arrangements authorized under the Company’s equity incentive compensation plans. The Compensation Committee is also responsible for reviewing and discussing with management the Company’s Compensation Discussion and Analysis and recommending to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report and Proxy Statement. See “Executive Officer Compensation — Compensation Discussion and Analysis” elsewhere in this Proxy Statement for a more detailed description of the Company’s processes and procedures for the consideration and determination of executive compensation. In addition, the Compensation Committee is responsible for preparing the Compensation Committee Report included in this Proxy Statement. The Compensation Committee conducts an annual performance evaluation of its performance with the assistance of the Governance Committee. Each member of the Compensation Committee is “independent” within the meaning of the Categorical Standards and the rules of the NYSE.

Executive Committee

Number of Members:	Four

Members:	Robert A. Niblock (Chairman), Marshall O. Larsen, Stephen F. Page and O. Temple Sloan, Jr.

Number of Meetings in Fiscal Year 2009:	Five

Purpose and Functions:
The Executive Committee is generally authorized to have and to exercise all powers of the Board, except those reserved to the Board of Directors by the North Carolina Business Corporation Act or the Bylaws. Under the Company’s Corporate Governance Guidelines, the Executive Committee is given responsibilities related to succession planning for the Chairman and the Chief Executive Officer and for recommending any changes in director compensation to the Board of Directors for approval.

Governance Committee

Number of Members:	Ten

Members:
O. Temple Sloan, Jr. (Chairman), David W. Bernauer, Leonard L. Berry, Peter C. Browning, Dawn E. Hudson, Robert A. Ingram, Robert L. Johnson, Marshall O. Larsen, Richard K. Lochridge and Stephen F. Page

Number of Meetings in Fiscal Year 2009:	Six

Purpose and Functions:
The purpose of the Governance Committee, which functions both as a governance and as a nominating committee, is to (A) identify and recommend individuals to the Board for nomination as members of the Board and its committees consistent with the criteria approved by the Board, (B) develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company, and (C) oversee the evaluation of the Board, its committees and the Chief Executive Officer of the Company. The Governance Committee’s nominating responsibilities include (1) developing criteria for evaluation of candidates for the Board and its committees, (2) screening and reviewing candidates for election to the Board, (3) recommending to the Board the nominees for directors to be appointed to fill vacancies or to be elected at the next Annual Meeting of Shareholders, (4) assisting the Board in determining and monitoring whether or not each director and nominee is “independent” within the meaning of the Categorical Standards and applicable rules and laws, (5) recommending to the Board for its approval the membership and chairperson of each committee of the Board, and (6) assisting the Board in annual performance evaluation of the Board and each of its committees.

The Governance Committee will consider nominees recommended by shareholders, and its process for doing so is no different than its process for screening and evaluating candidates suggested by directors, management of the Company or third parties. The Bylaws require that any such recommendation should be submitted in writing to the Secretary of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders. If mailed, such notice shall be deemed to have been given when received by the Secretary. A shareholder’s nomination for director shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (1) information relating to such person similar in substance to that required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, (2) such person’s written consent to being named as a nominee and to serving as a director if elected, and (3) such person’s written consent to provide information that the Board of Directors reasonably requests to determine whether such person qualifies as an independent director under the Company’s Corporate Governance Guidelines, and (ii) as to the shareholder giving the notice, (A) the name and address, as they appear on the Company’s books, of such shareholder and any Shareholder Associated Person (as defined in the Bylaws) covered by clauses (B) and (C), (B) the number of shares of Common Stock which are owned of record or beneficially by such shareholder and by any Shareholder Associated Person with respect to the Company’s securities and (C) any derivative positions held of record or beneficially by the shareholder and any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the Company’s securities. At the request of the Board of Directors, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by the Bylaws and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded. The Company’s Bylaws are filed as an exhibit to the Company Annual Report to the SEC on Form 10-K.

The Governance Committee is committed to having diverse individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as directors. In identifying nominees for election and re-election to the Board, the Governance Committee considers persons with a variety of perspectives, professional experience, education and skills that possess the following qualifications as set forth in the Company’s Corporate Governance Guidelines:

• broad training and experience in policy-making decisions in business, government, education or technology;
• expertise that is useful to the Company and complementary to the background and experience of other directors;
• willingness to devote the amount of time necessary to carry out the duties and responsibilities of Board membership;
• commitment to serve on the Board over a period of several years in order to develop knowledge about the Company’s principal operations; and
• willingness to represent the best interests of all shareholders and objectively appraise management performance.

Prior to nominating persons for election or re-election to the Board each year, the Governance Committee reviews the composition of the Board, including the perspectives, professional experiences, education, skills and qualifications of its members.

Under the Company’s policy for review, approval or ratification of transactions with related persons, the Governance Committee reviews all transactions, arrangements or relationships that are not pre-approved under the policy and could potentially be required to be reported under the rules of the SEC for disclosure of transactions with related persons and either approves, ratifies or disapproves of the Company’s entry into them.

Each member of the Governance Committee is “independent” within the meaning of the Categorical Standards and the current listing rules of the NYSE. The Governance Committee annually reviews and evaluates its own performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of Common Stock as of March 19, 2010, except as otherwise noted, by each director, each nominee for election as a director, the named executive officers listed in the Summary Compensation Table, each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock, and the incumbent directors, director nominees and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name, subject to community property laws where applicable.

	Number of
	Shares		Percent of
Name or Number of Persons in Group	(#)(1)		Class

David W. Bernauer	24,874		*
Leonard L. Berry	56,489		*
Gregory M. Bridgeford	861,089		*
Peter C. Browning	45,515		*
Charles W. Canter, Jr.	784,395		*
Dawn E. Hudson	33,303		*
Robert F. Hull, Jr.	691,420		*
Robert A. Ingram	38,023		*
Robert L. Johnson	22,023		*
Marshall O. Larsen	32,023		*
Richard K. Lochridge	48,247		*
Robert A. Niblock	2,462,733		*
Stephen F. Page	34,023		*
O. Temple Sloan, Jr.	243,341		*
Larry D. Stone	1,598,297		*
Directors and Executive Officers as a Group (24 total)	9,541,258		*
State Street Corporation	114,724,700	(2)	7.9%
State Street Financial Center
One Lincoln Street Boston, MA 02111

*	Less than 1%

(1)	Includes shares that may be acquired or issued within 60 days under the Company’s stock option and award plans as follows: Mr. Bernauer 14,874 shares; Dr. Berry 38,023 shares; Mr. Bridgeford 394,001 shares; Mr. Browning 30,023 shares; Mr. Canter 344,107 shares; Ms. Hudson 30,023 shares; Mr. Hull 388,484 shares; Mr. Ingram 38,023 shares; Mr. Johnson 22,023 shares; Mr. Larsen 30,023 shares; Mr. Lochridge 30,023 shares; Mr. Niblock 1,431,000 shares; Mr. Page 30,023 shares; Mr. Sloan 30,023 shares; Mr. Stone 736,000 shares; and all directors and executive officers as a group 4,991,870 shares.

(2)	Shares held at December 31, 2009, according to a Schedule 13G filed on February 12, 2010 with the SEC, which total includes 63,900,848 shares held in trust for the benefit of the Company’s 401(k) Plan participants. Shares allocated to participants’ 401(k) Plan accounts are voted by the participants by giving voting instructions to State Street Bank and Trust Company, as Trustee. The Company’s administrative committee directs the Trustee in the manner in which shares not voted by participants are to be voted. This committee has eight members.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4, and any amendments thereto, furnished to the Company pursuant to Rule 16a-3(e) of the Exchange Act during fiscal year 2009, and Forms 5, and any amendments thereto, furnished to the Company with respect to fiscal year 2009, and other written representations from certain reporting persons, the Company believes that all filing requirements under Section 16(a) applicable to its officers, directors and greater than 10% beneficial owners have been complied with during fiscal year 2009 and prior fiscal years.

EXECUTIVE OFFICER COMPENSATION

A.	Compensation Discussion and Analysis

Summary

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for administering the Company’s executive compensation program. The Committee believes strongly in pay for performance, and the Committee continued to administer the executive compensation program in 2009 with the pay for performance philosophy firmly in mind.

The Committee continued to use two six-month performance measurement periods with separate performance targets for each period for the 2009 non-equity incentive compensation plan. The Committee first adopted the six-month performance periods for 2008 in response to the rapid changes that were occurring in the economy and the need to maintain flexibility to respond to those changes. The Committee continued to use the two six-month performance measurement periods, because it believed the economy would remain unpredictable in 2009. The Committee used earnings before interest and taxes (“EBIT”) (weighted 75%) and sales (weighted 25%) as the performance measures for the 2009 non-equity incentive compensation plan.

Despite the continuing external challenges in 2009, the Company achieved $47.220 billion of sales (98.8% of projected sales in its 2009 operating plan) and $3.166 billion of EBIT, excluding approximately $53 million in impairment charges for operating stores (108% of projected EBIT in its 2009 operating plan). The Company achieved these results through disciplined management of inventory levels and store staffing (without sacrificing customer satisfaction), product mix, inventory shrink, distribution costs and general and administrative expenses. In addition, the Company continued its focus on superior customer service and highlighted repair and maintenance-related projects in its advertising and provided information and tips to customers to help them complete their home improvement projects. The Company’s executives earned above target awards for 2009 under the Company’s non-equity incentive plan for achieving these results.

The Committee approved performance-based restricted stock awards to senior management employees in 2007 and 2008 that will become vested only if the Company satisfies a three-year performance objective set by the Committee when the awards were approved. The Committee adopted a time-vesting schedule for the regular, annual restricted stock awards granted on March 1, 2009 due to the continuing uncertainty in the economy and to aid in the retention of senior management employees.

Compensation Philosophy and Objectives

The Committee believes that total compensation should support Lowe’s key strategic objectives by:

•	Rewarding success in achieving financial performance goals, long-term shareholder value creation, customer satisfaction and continuous improvement in the areas of quality and productivity.

•	Ensuring that shareholders and customers view Lowe’s as a premier retail organization that demonstrates best practices in business, operations and personnel.

•	Ensuring incentive plans encourage executives to take appropriate risks aimed at enhancing Lowe’s competitive advantage and expanding shareholder value without threatening the long-term viability of the Company.

Role of the Compensation Committee

The executive compensation program administered by the Committee applies to all executive officers, including the executive officers named in the compensation disclosure tables that follow this section. Members of the Committee are appointed by the Board of Directors. There are currently five members of the Committee, all of whom are independent, non-employee directors. Robert L. Johnson, a member of the Committee since May 2009, is an independent, non-employee director, but he is not an outside director under Section 162(m) of the

Internal Revenue Code due to the sponsorship agreement between the Company and the Charlotte Bobcats NBA team described on pages 7 and 8. For this reason, Mr. Johnson does not participate in any decisions with respect to performance based compensation awarded under the Company’s equity and non-equity incentive plans.

The Committee meets in person four times a year, telephonically as needed and also occasionally considers and takes action by written consent. The Chairman of the Committee reports all the actions and recommendations of the Committee to the Board of Directors.

The Committee has full discretionary power and authority to administer the executive compensation program. In carrying out its responsibilities, the Committee:

•	Communicates the Company’s executive compensation philosophies and policies to shareholders;

•	Participates in the continuing development of, and approves any changes in, the program;

•	Monitors and approves annually the base salary and incentive compensation portions of the program, including participation, performance goals and criteria and determination of award payouts;

•	Initiates and approves all compensation decisions for the Chairman and Chief Executive Officer of the Company, subject to final ratification by the independent members of the Board of Directors;

•	Reviews general compensation levels and programs for all other Section 16 reporting officers to ensure competitiveness and appropriateness; and

•	Encourages executives to take appropriate risks aimed at enhancing Lowe’s competitive advantage and expanding long-term shareholder value without threatening the long-term viability of the Company.

Role of the Independent Compensation Consultant

The Committee has directly engaged and regularly consults with an independent consultant for advice on executive compensation matters. For the fiscal year ended January 29, 2010, the Committee consulted with senior members of the compensation consulting practice of Hewitt Associates. Hewitt was engaged to (i) help ensure that the Committee’s actions are consistent with the Company’s business needs, pay philosophy, prevailing market practices and relevant legal and regulatory mandates, (ii) provide market data as background against which the Committee can consider executive management base salary, bonus and long-term incentive awards each year and (iii) consult with the Committee on how best to make compensation decisions with respect to executive management in a manner that is consistent with shareholders’ long-term interests.

Hewitt does not perform any other consulting services for the Company with respect to compensation, benefit plan design or actuarial services. The Lowe’s administrative committee, the ERISA “named fiduciary” for the Lowe’s 401(k) Plan, separately engaged Hewitt to provide investment advisor services to the administrative committee for the 401(k) Plan’s investment options. The Committee reviewed the retention of Hewitt as the investment advisor to the 401(k) Plan and concluded that the investment advisor services do not conflict with the compensation consulting services Hewitt provides to the Committee. The aggregate fees paid to Hewitt in 2009 were $203,304 for executive compensation consulting services and $155,982 for the 401(k) Plan investment advisor services.

Role of Company Management

The Committee is also supported in its work by the Company’s Human Resource Management executives and supporting personnel. The Company’s Senior Vice President of Human Resources works most closely with the Committee, both in providing information and analysis for review and in advising the Committee concerning compensation decisions (except as it relates specifically to her compensation). The Chairman and Chief Executive Officer provides input to the Senior Vice President of Human Resources and her staff to develop recommendations concerning executive officer compensation, with the exception of his compensation, and presents these recommendations to the Committee.

In 2009, the Company retained PricewaterhouseCoopers, LLC (“PwC”) to assist with the development of alternative designs for performance-based equity incentive plan awards. The Committee reviewed the design alternatives at its November 2009 meeting and referred them to its consultant, Hewitt, for further review and analysis. At its January 2010 meeting, the Committee decided to adopt a single, twelve-month performance measurement period for the 2010 non-equity incentive compensation plan. In view of (i) the change in the non-equity incentive compensation plan, (ii) the Committee’s continued concern over the volatility in the housing industry and broader economy, (iii) the unknown long-term cost of proposed federal health care reform legislation and (iv) the Committee’s desire to promote the retention of senior management employees, the Committee decided not to adopt any of the design alternatives for the 2010 equity incentive plan awards. The aggregate fees paid to PwC in 2009 were $22,143 for the equity incentive plan design services. PwC also provides tax compliance and review services to the Company. The aggregate fees paid to PwC in 2009 for those services were $1,100,976.

General Principles of the Company’s Executive Compensation Program

Competitive Pay for Performance.  The program is designed to establish a strong link between the creation of shareholder value and the compensation earned by the Company’s executive officers. The fundamental objectives of the program are to:

•	Maximize long-term shareholder value;

•	Provide an opportunity for executives to earn meaningful stock ownership;

•	Align executive compensation with the Company’s vision, values and business strategies;

•	Attract and retain executives who have the leadership skills and motivation deemed critical to support the Company’s ability to enhance long-term shareholder value;

•	Provide compensation that is commensurate with the Company’s performance and the contributions made by executives toward that performance;

•	Support the long-term growth and success of the Company; and

•	Ensure incentives do not promote inappropriate risk.

Analysis of the “Market.”  The program is intended to provide total annual compensation at the median of companies of similar size and complexity when the Company meets its financial performance goals. At the same time, the program seeks to provide above-average total annual compensation if the Company’s financial performance goals are exceeded, and below-average total annual compensation if the Company’s financial performance goals are not achieved.

At the beginning of each fiscal year, the Committee reviews an independent consultant-prepared analysis of the compensation paid to executives of a comparable group of companies. The Committee uses the analysis to review the market and to set target compensation levels for the fiscal year.

The Committee reviews the composition of the comparable company group each year to ensure the group consists of companies that satisfy the Committee’s guidelines and to make any changes in the group the Committee deems appropriate. The Committee believes the group’s members should be similar in size and complexity to the Company and represent companies with whom the Company competes for employees. The Committee, upon the recommendation of Hewitt, used the following guidelines to select the members of the comparable company group for the Committee’s 2009 fiscal year compensation decisions:

•	Major United States retailers with revenue in excess of $15 billion and large general industry companies in the consumer products, broader manufacturing and service industries with revenues in the $10 billion to $40 billion range;

•	Median 2008 total revenue for the comparable company group of $24.5 billion (compared to the Company’s 2008 revenue of $48.2 billion); and

•	Median market capitalization at the time Hewitt prepared its analysis of $23.3 billion (compared with Lowe’s market capitalization at that time of approximately $27 billion).

The companies in the comparable company group approved by the Committee were 3M Company; Best Buy Co., Inc.; CVS Caremark Corporation; Deere & Company; General Mills, Inc.; The Home Depot, Inc.; J.C. Penney Company, Inc.; Kimberly-Clark Corporation; Macy’s, Inc. (formerly Federated Department Stores, Inc.); Masco Corporation; McDonald’s Corporation; Sara Lee Corporation; Staples, Inc.; SUPERVALU Inc.; Target Corporation; United Parcel Service, Inc.; Walgreen Co.; Wal-Mart Stores, Inc.; and Whirlpool Corporation. For the 2009

fiscal year, the Committee removed American Standard Companies, Inc. from the comparable company group because American Standard sold all of its businesses other than its air conditioning systems and services business in 2007 and was subsequently acquired by Ingersoll-Rand Company Limited in 2009.

Hewitt used data from its proprietary Hewitt Total Compensation Measurementtm database as the primary data source for the analysis. Hewitt also used data from proxies filed by the members of the comparable company group in 2008 for additional reference data.

The Company’s compensation philosophy is to pay compensation at the median of companies of similar size and complexity. In keeping with this philosophy, the Committee accepted Hewitt’s recommendation to use as a guideline the 65th percentile of the comparable company group data to evaluate whether each executive’s (i) base salary, (ii) threshold, target and maximum annual non-equity incentive compensation award and (iii) equity incentive plan award is at the market median. The Committee believes the 65th percentile is the best match of the size and complexity of the Company to a market median of the comparable company group. This percentile is also consistent with the financial performance of the Company compared to the 65th percentile of performance of the comparable company group in several key areas, such as sales growth, growth in earnings per share, return on capital, return on equity and total shareholder return, over multiple measurement periods. The Committee also believes this approach is analogous to using size-adjusted data, but it eliminates the subjective judgments required to develop size-adjusted survey data and a hypothetical median based on that size-adjusted data.

The analysis reviewed by the Committee showed that the total target compensation opportunities for all the executives other than Mr. Niblock were within market levels and that the Company’s program generally has more pay at risk (that is, the executives’ base salaries are at or below market levels while their at-risk pay opportunities (non-equity and long-term equity based incentives) are above market levels) than the market. The analysis showed that Mr. Niblock’s base salary was below market and his below market base salary results in his target non-equity incentive and total target compensation being below market as well.

After reviewing the analysis, the Committee decided to freeze the base salaries of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, all executive vice presidents and all senior vice presidents of the Company for the 2009 fiscal year. The Committee decided to make no changes in the components of each executive’s total annual compensation target based on the analysis and taking into consideration the re-balancing of compensation elements for the executive vice presidents the Committee approved for 2008.

In March 2009, the Committee conducted a self audit of the risk associated with the Company’s non-equity and equity incentive plans. The Committee considered the balance between pay components, competitive practice, the setting of appropriate performance targets and the overlap of performance periods. The Chief Financial Officer actively participated in the Committee meeting to discuss the setting of performance targets and the verification of results. The Committee believes the Company’s pay practices, stock ownership and holding requirements and clawback provisions all discourage inappropriate risk taking by Company executives.

The following table shows the at-risk elements of pay under the program for 2009:

Long-Term Equity
Incentive Plan
Award (Guideline
	Annual Non-Equity Incentive Plan			Value of
Title	Threshold	Target	Maximum	Award)

Chairman and Chief Executive Officer	35% of base salary	200% of base salary	300% of base salary	7.0 times base salary
President and Chief Operating Officer	35% of base salary	125% of base salary	250% of base salary	4.0 times base salary
Executive Vice Presidents	35% of base salary	90% of base salary	180% of base salary	3.0 times base salary

Compensation Paid under the Executive Compensation Program in 2009

Base Salary.  Base salaries for executive officers are established on the basis of the qualifications and experience of the executive, the nature of the job responsibilities and the base salaries for competitive positions in the market as described above. The Committee reviews and approves executive officers’ base salaries annually. Any action by the Committee with respect to the base salary of the Chairman and Chief Executive Officer is subject to ratification by the independent members of the Board of Directors. The Committee did not approve any increases in executive officer base salaries for 2009. The Committee has also decided not to provide any increase in executive officer base salaries for 2010.

Non-Equity Incentive Plan Compensation.  Executives earn non-equity incentive compensation under the program for each fiscal year based on the Company’s achievement of one or more financial performance measures established by the Committee. Due to the continued uncertainty of the economic environment in which the Company operated in 2009, the Committee continued for 2009 the practice that was first adopted in 2008 of having two six-month performance measurement periods with separate performance levels established at the beginning of each six-month period. The Committee believes the two six-month performance measurement periods enable the setting of performance goals that would not be set either too low or too high in the event the economic environment experienced an improvement or decline that could not have been foreseen over a longer, one year performance measurement period.

For both performance measurement periods in 2009, the Committee adopted EBIT (weighted 75%) and sales (weighted 25%) as the performance measures for the non-equity incentive compensation plan. The Committee believes EBIT is an effective performance measure because it rewards the profitability of existing stores and the development of new stores that contribute quickly to the Company’s earnings. The Committee included the sales performance measure to focus the executives on driving market share gains given the disruptions occurring in the economy.

The following tables show the threshold, target and maximum performance levels for EBIT and sales established by the Committee for the two six-month performance measurement periods in 2009. The target performance levels for both of the six-month performance periods were based on the Company’s operating plan. The plan required aggressive management of inventory levels and store staffing (without sacrificing customer satisfaction), product mix, inventory shrink, distribution costs and general and administrative expenses. The Company’s actual performance during the two six-month performance periods is also shown in the following tables.

The threshold, target and maximum EBIT performance levels shown below for the second six-month period in 2009 did not include any impairment charges in the plan for operating stores. Similarly, the actual EBIT performance shown below does not include approximately $53 million in actual impairment charges recorded by the Company for operating stores for the second six-month period. The Company is required to record an impairment charge for financial accounting purposes if the fair value of a store is less than the carrying value of the store. The Committee believes the Company’s EBIT without the impairment charges for operating stores more accurately measures the earnings produced by store operations.

First Six-Month Period (February 2009 through July 2009) Performance Measures

Performance Levels Established by the Compensation
Committee
Performance Measure	Threshold	Target	Maximum	Actual Performance

EBIT	$1.877 billion	$2.014 billion	$2.151 billion	$2.130 billion
Sales	$25.257 billion	$26.309 billion	$27.361 billion	$25.676 billion

Second Six-Month Period (August 2009 through January 2010) Performance Measures

	Performance Levels Established by the Compensation
	Committee
Performance Measure	Threshold	Target	Maximum	Actual Performance

EBIT	$838 million	$931 million	$1.024 billion	$1.036 billion	(1)
Sales	$20.596 billion	$21.454 billion	$22.312 billion	$21.543 billion

(1)	Excluding, as described above, approximately $53 million in impairment charges for operating stores.

Based on the performance measures established by the Committee and the Company’s actual performance, the named executives earned non-equity incentive awards for the two six-month performance periods in 2009 as follows:

	First Six-Month Period			Second Six-Month Period
	EBIT	Sales	Total	EBIT	Sales	Total
Name	($)	($)	($)	($)	($)	($)

Robert A. Niblock	$1,174,294	$138,501	$1,312,795	$1,237,500	$289,388	$1,526,888
Robert F. Hull, Jr.	$411,365	$46,959	$458,324	$445,500	$82,012	$527,512
Larry D. Stone	$727,163	$74,390	$801,553	$787,500	$144,959	$932,459
Charles W. Canter, Jr.	$386,434	$44,113	$430,547	$418,500	$77,041	$495,541
Gregory M. Bridgeford	$367,735	$41,979	$409,714	$398,250	$73,313	$471,563

		Total 2009 Non-Equity
	Total 2009 Non-Equity	Incentive Award
Name	Incentive Award	(% of base salary)

Robert A. Niblock	$2,839,683	258%
Robert F. Hull, Jr.	$985,836	149%
Larry D. Stone	$1,734,012	206%
Charles W. Canter, Jr.	$926,088	149%
Gregory M. Bridgeford	$881,277	149%

Equity Incentive Plan Awards.  The Company’s equity incentive plans authorize awards of stock options, performance- and time-vested restricted stock, performance accelerated restricted stock (“PARS”), performance shares and stock appreciation rights. Although the Committee generally has the discretion to establish the terms of all awards, the equity incentive plans limit certain award terms. For example, the Committee may not extend the original term of a stock option or, except as provided by the plans’ anti-dilution provision, reduce its exercise price. In addition, the plans generally require the vesting period for stock awards to be at least three years, although a period as short as one year is permitted if based on the satisfaction of financial performance objectives prescribed by the Committee and stock options may not be re-priced without shareholder approval.

Each year, at its meeting in January or February, the Committee makes its annual equity incentive award decisions. Currently, all store managers and employees in more senior positions are eligible to receive an annual equity incentive award. The effective date for the annual equity awards is the March 1 following the Committee’s January or February meeting.

At the January or February meeting, the Committee considers and approves the following factors related to the awards:

•	The base salary multiple to be used to determine the target value of the equity incentive award. The multiple set by the Committee is multiplied by each executive’s actual base salary amount to determine the target grant date value of the executive’s equity incentive award. The Committee used the following multiples for the 2009 awards: 7.0 times base salary for Mr. Niblock; 4.0 times base salary for Mr. Stone and 3.0 times base salary for Messrs. Hull, Bridgeford and Canter. There was no change in these multiples from 2008.

•	The percentage of the total target grant date value of the award to be awarded as stock options, shares of restricted stock, PARS or another form of award permitted by the equity incentive plans. On February 5, 2009, the Committee determined that 50% of the total grant date value of the awards to the named executive officers should be in the form of restricted stock and the remaining 50% should be in the form of stock options.

•	The vesting terms for the awards. The Committee previously approved a three-year vesting schedule for stock option awards, and the Committee made no change in that vesting schedule for the March 1, 2009 stock option awards.

In February 2009, the Committee observed that 25% of the 2007 restricted stock awards were projected to become vested. The Committee concluded that the low projected vesting level was the result of setting performance objectives that did not fully contemplate the effect of the dramatic economic downturn and its continuing impact on the housing market and home improvement industry and not the lack of performance by Company management. The Committee did not consider any supplemental equity grants or overriding the performance vesting provisions of the 2007 restricted stock awards to compensate executives for the low projected vesting caused by unforeseen external factors that were beyond the control of the executives. However, the Committee adopted a time-based vesting schedule for the March 1, 2009 restricted stock awards that provides for 100% vesting on the third anniversary of the award date. This vesting schedule represents a change from the performance-vesting schedule the Committee adopted for the 2007 and 2008 restricted stock awards due to the continuing uncertainty in the economy and to aid in the retention of senior management employees.

The performance-vesting schedules adopted for the 2007 and 2008 restricted stock awards provide that the restricted stock will become vested based on the Company’s return on non-cash average assets (“RONCAA”) during the three fiscal year period following the awards. RONCAA is computed on an annual basis by dividing the Company’s EBIT for the year by the average of the Company’s non-cash assets as of the beginning and end of the year. The return percentages for each year in the performance period are then averaged to yield a RONCAA for the three-year performance period.

The performance-vesting period for the 2007 restricted stock awards expired on January 29, 2010, the last day of the Company’s 2009 fiscal year. The following table shows the performance-vesting schedule that applied to those awards:

Percentage of
RONCCA for Three Fiscal Year Period Ended January 29, 2010	Restricted Stock Vested

Less than 12%	0%
At least 12% but less than 13%	25%
At least 13% but less than 14%	50%
At least 14% but less than 15%	75%
15% or more	100%

The Company’s RONCAA for the three-year performance period was 12.76%. Based on that RONCAA level and the absence of any incremental vesting for RONCCA between the levels in the table, 25% of the performance-based restricted shares vested. The remaining 75% of the shares were forfeited.

Based on the Company’s performance during the 2008 and 2009 fiscal years, the Committee anticipates that approximately 63% of the performance-based restricted stock granted on March 1, 2008 will become vested following the expiration of the three-year performance period for that grant in 2011.

•	The value factor for each type of award. The market value of the Company’s Common Stock is multiplied by a value factor for each type of award to calculate the number of shares to be included in the awards. The value factor is the same modified Black-Scholes value factor Hewitt uses for its analysis of the compensation paid to executives of the comparable group of companies. For fiscal year 2009 awards, the value factor was 0.269 for stock options and 0.885 for time-vested restricted stock awards. The market value of the Company’s Common Stock as of March 1 is used to determine the number of shares included in the equity incentive awards to all executives. The exercise price for all stock options included in the equity awards is equal to the closing price of the Company’s Common Stock on the March 1 grant date (or the most recent prior business day in the event March 1 falls on a non-business day).

Pursuant to authority delegated by the Committee, on August 1 of each year, the Chairman and Chief Executive Officer makes equity incentive awards to all employees who are hired or promoted into a store manager or more senior position after the preceding March 1 annual grant date and who are not Section 16 officers. The same number of shares for each position as were granted on the preceding March 1 are granted on the succeeding August 1 at the closing price of the Company’s Common Stock on August 1 (or the most recent prior business day in the event August 1 falls on a non-business day). The Chairman and Chief Executive Officer also has the authority to make special retention, assignment or hiring package grants to employees who are not Section 16 officers as of May 1, August 1 or November 1.

Any other equity incentive grants, such as special retention grants or hiring package grants to Section 16 officers are reviewed and approved by the Committee at a meeting held prior to the grant effective date.

Summary of CEO’s 2009 Compensation

The following tables show how Mr. Niblock’s actual 2009 compensation compares with actual performance and the future performance required to realize gains from his 2009 equity incentive plan awards. These tables differ from the amounts presented for Mr. Niblock in the Summary Compensation Table on page 28 because the Summary Compensation Table combines actual compensation received in 2009 and the grant date fair value of his 2009 equity incentive awards.

The first table provides information as to the actual levels of compensation Mr. Niblock received during 2009 and a description of the performance results that generated the compensation. The equity incentive plan awards were earned over multiple years. For this reason, the first table provides both the total value of the equity incentive plan awards and the ratable amount of compensation earned each year the awards were outstanding. The second table shows the equity incentive plan awards granted to Mr. Niblock in 2009 that may be earned over future years.

Compensation Received by Mr. Niblock in 2009*

		Total	Annualized
	Period	Received	Amount
	Covered	($)	($)	Description

Base Salary	2009	$1,100,000	$1,100,000	Base salary is targeted to be set at the 65th percentile of the comparable company group. The base salary was not increased in 2009.
Non-Equity Incentive Plan Compensation	2009	$2,839,683	$2,839,683
The non-equity incentive compensation paid for 2009 was based on the Company’s EBIT and sales for two six-month performance measurement periods as described beginning on page 20. The amount paid was equal to 129% of the 2009 target incentive award.

Equity Incentive Plan Compensation
Stock Option Exercises	2003-2009	$706,881	$100,983	The amount shown is the gain Mr. Niblock realized when he exercised stock options for 298,000 shares on November 24, 2009. The options were granted to Mr. Niblock on March 1, 2003.
Restricted Stock Vesting	2007-2009	$871,413	$290,471
The amount shown is the value (based on the closing market price of the Company’s Common Stock on January 29, 2010 of $21.65) of 40,250 shares of restricted stock that vested on March 1, 2010 based on the Company’s RONCAA over the three fiscal year performance period ending with the 2009 fiscal year as described on page 22. Based on the Company’s RONCAA during the performance period, 25% of the performance-based restricted shares awarded on March 1, 2007 became vested. The remaining 75% of the shares (120,750 shares having a value of $2,614,238) were forfeited.

	2005-2009	$1,251,600	$182,525
The amount shown is the value of 60,000 shares of restricted Common Stock that vested on September 1, 2009 (based on the closing market price of the Common Stock on that date of $20.86). The shares were granted to Mr. Niblock on September 1, 2005.

Total Compensation Received in 2009	2003-2009	$6,769,577	$4,513,662

*	This table does not include the Company’s matching contribution of $166,588 to the Lowe’s 401(k) and Benefit Restoration Plans or the value of perquisites. Total perquisites for 2009 were $37,927.

Summary of Mr. Niblock’s 2009 Equity Incentive Plan Awards

The amounts presented for Mr. Niblock in the stock awards and option awards columns of the Summary Compensation Table are the total accounting expense the Company will recognize for the awards. The amounts do not reflect what Mr. Niblock will actually realize if the awards become vested and the vested stock options are exercised. The amount of compensation Mr. Niblock will realize from the awards may be nothing or it may be greater than the amounts presented in the Summary Compensation Table depending on satisfaction of the performance criteria and the future value of the Company’s Common Stock.

Type of Equity			Financial
Incentive Plan	Performance/Vesting	Performance	Accounting Expense
Award	Period	Criteria	Estimate

244,000 shares of Restricted Stock	2009-2011	Value of the shares, which vest after three years.	Total grant date fair value = $3,864,960
Stock Options for 804,000 shares	2009-2016	Share price appreciation over the seven-year term of the stock options.	Total grant date fair value = $3,658,200

Other Compensation

The Company’s executive officers participate in the Lowe’s 401(k) Plan and the other employee benefit plans sponsored by the Company on the same terms and conditions that apply to all other employees. The Company makes only nominal use of perquisites in compensating its executive officers. The Company provides limited supplemental long-term disability coverage for all senior vice presidents and more senior officers whose annual compensation (base salary and target bonus) exceeds $400,000, provided the executive has also enrolled in and paid the cost for coverage under the Company’s voluntary group long-term disability plan that is available to all employees. The Company’s total cost for providing such supplemental coverage to the 31 executives in this category is approximately $39,948. All senior vice presidents and more senior officers of the Company are required to use professional tax preparation, filing and planning services, and the Company reimburses the cost of such services up to an annual maximum of $5,000. Prior to 2009, the reimbursement was grossed up for taxes. The tax gross-up was eliminated effective January 1, 2009. Such officers are also required to receive an annual physical examination, at the Company’s expense, subject to maximum amounts that are based on the officer’s age. In March 2007, the Committee approved a policy that permits the President and Chief Operating Officer to use Company-owned aircraft for up to 25 hours a year of personal travel. The Committee approved the policy to provide additional compensation to the President and Chief Operating Officer and to recognize his assumption and performance of additional duties and responsibilities. Finally, the independent members of the Board of Directors require the Chairman and Chief Executive Officer to utilize corporate aircraft for all business and personal travel for his safety, health and security, to enhance his effectiveness, to ensure immediate access to the Chairman and Chief Executive Officer for urgent matters and to maintain the confidentiality of the purpose of the travel. The Company does not provide any tax gross-up to the Chairman and Chief Executive Officer or the President and Chief Operating Officer for the taxable income imputed to them for their personal use of corporate aircraft.

Nonqualified Deferred Compensation Programs

The Company sponsors three nonqualified deferred compensation programs for senior management employees: the Benefit Restoration Plan, the Cash Deferral Plan and the Deferred Compensation Program.

The Company’s Benefit Restoration Plan provides qualifying executives with benefits equivalent to those received by all other employees under the Company’s 401(k) Plan. Qualifying executives are those whose contributions, annual additions and other benefits, as normally provided to all participants under the tax-qualified 401(k) Plan, would be curtailed by the effect of Internal Revenue Code limitations and restrictions.

The Cash Deferral Plan permits qualifying executives to voluntarily defer a portion of their base salary, non-equity incentive compensation and certain other bonuses on a tax-deferred basis. Qualifying executives are those employed by the Company in more senior positions. The Company does not make matching or any other contributions to the Cash Deferral Plan.

The Deferred Compensation Program is a part of the Company’s equity incentive plans. Only equity incentive plan compensation realized from pre-2004 awards may be deferred under the Deferred Compensation Program. Any shares representing stock incentives that are deferred under the Deferred Compensation Program are cancelled and tracked as “phantom” shares. During the deferral period, the participant’s account is credited with amounts equal to the dividends paid on actual shares.

All of the Company’s nonqualified deferred compensation programs are unfunded. Any deferred compensation payment obligations under the programs are at all times unsecured payment obligations of the Company.

Potential Payments Upon Termination or Change-in-Control

The Company has previously entered into Management Continuity Agreements with each of the named executive officers and other senior officers of the Company. The Committee approved amended and restated Management Continuity Agreements in 2009 that comply with the requirements of Section 409A of the Internal Revenue Code. In connection with the amendment and restatement process, the Committee established (i) a policy on which executive and senior officers of the Company should be covered by a Management Continuity Agreement (resulting in a decrease in the number of these agreements) and (ii) a standard level of benefits to be provided under the agreements that complies with the Senior Executive Severance Policy adopted by the Board of Directors.

The agreements provide for certain benefits if the Company experiences a change-in-control followed by termination of the executive’s employment:

•	by the Company’s successor without cause;

•	by the executive during the 30-day period following the first anniversary of the change-in-control; or

•	by the executive for certain reasons, including a downgrading of the executive’s position.

“Cause” means continued and willful failure to perform duties or conduct demonstrably and materially injurious to the Company or its affiliates.

All of the agreements with the named executives provide for three-year terms. On the first anniversary, and every anniversary thereafter, the term is extended automatically for an additional year unless the Company elects not to extend the term. All of the agreements automatically expire on the second anniversary of a change-in-control notwithstanding the length of the terms remaining on the date of the change-in-control.

If benefits are paid under an agreement, the executive will receive (i) a lump-sum severance payment equal to the present value of 2.99 times the executive’s annual base salary, non-equity incentive compensation and welfare insurance costs, and (ii) any other unpaid salary and benefits to which the executive is otherwise entitled. In addition, the executive will be compensated for any excise tax liability he may incur as a result of any benefits paid to the executive being classified as excess parachute payments under Section 280G of the Internal Revenue Code and for income and employment taxes attributable to such excise tax reimbursement.

All legal fees and expenses incurred by the executives in enforcing these agreements will be paid by the Company.

The following table shows the amounts that would have been payable to the named executive officers if a change-in-control of the Company had occurred on January 29, 2010 and the named executive officers’ employment was terminated by the Company’s successor without cause immediately thereafter:

		Welfare	Stock	Restricted	Excise Tax
	Severance	Benefits	Options	Stock	Gross-up	Total
Name	($)(1)	($)(1)	($)(2)	($)(3)	($)	($)

Mr. Niblock	$9,761,718	$45,785	$4,671,240	$17,298,350	$9,476,799	$41,253,892
Mr. Hull	$3,708,271	$45,785	$1,202,670	$4,811,713	$2,933,751	$12,702,190
Mr. Stone	$5,589,777	$45,785	$2,039,310	$8,005,088	$3,956,735	$19,636,695
Mr. Canter	$3,483,527	$45,785	$1,127,140	$4,483,130	$2,635,417	$11,774,999
Mr. Bridgeford	$3,314,969	$45,785	$1,074,850	$4,443,663	0	$8,879,267

(1)	Payable in cash in a lump sum.

(2)	Value (based on the closing market price of the Company’s Common Stock on January 29, 2010 of $21.65) of unvested in-the-money stock options that would become vested upon a change-in-control of the Company.

(3)	Value (based on the closing market price of the Company’s Common Stock on January 29, 2010 of $21.65) of unvested shares of restricted stock that would become vested upon a change-in-control of the Company.

Stock Ownership Guidelines.  The Committee strongly believes that executive officers should own appropriate amounts of the Company’s Common Stock to align their interests with those of the Company’s shareholders. The Company’s 401(k) Plan, employee stock purchase plan and equity incentive plans provide ample opportunity for executives to acquire such Common Stock.

The Committee also has adopted stock ownership and retention guidelines for all senior vice presidents and more senior officers of the Company. The ownership target under the current policy is ten times base salary for the Chairman and Chief Executive Officer, six times base salary for the President and Chief Operating Officer, four times base salary for executive vice presidents and two times base salary for all senior vice presidents. If an executive meets the age and service requirements for retirement, the executive may request Board approval of the executive’s retirement. If approval is granted, the executive’s stock option and restricted stock awards continue to vest in accordance with their original vesting schedules and the stock options remain exercisable for the remainder of their original seven-year term. This ensures an executive’s interests are aligned with the Company’s interests even after retirement.

The Committee reviews compliance with the guidelines annually at its March meeting. The Company determines the number of shares required to be held by each senior officer as of March 1 each year. The number of shares is determined by dividing the ownership requirement (expressed as a dollar amount) by the average closing price of Lowe’s stock for the preceding fiscal year. Shares are counted towards ownership as follows:

•	All shares held or credited to a senior officer’s accounts under the Lowe’s 401(k), deferred compensation and employee stock purchase plans;

•	All shares owned directly by the senior officer and his or her immediate family members residing in the same household;

•	50% of the number of vested stock options; and

•	50% of the number of shares of unvested time-based restricted stock.

Senior officers may not sell the net shares resulting from a restricted stock vesting event or stock option exercise until the ownership requirement has been satisfied. All of the named executive officers were in compliance with this policy for fiscal year 2009.

Oversight of Executive Equity Ownership; Recoupment of Incentive Compensation

The Committee has always supported governance and compliance practices that are transparent and protect the interests of the Company’s shareholders. To strengthen the Company’s practices in these areas, the Company has adopted (i) controls over executive equity awards and ownership and (ii) a policy on the recoupment of incentive compensation in the event of significant restatement.

The Company’s controls over executive equity awards and ownership prohibit any executive from:

•	Using Company stock as collateral for any purpose, including in a margin account;

•	Short sales of Company stock;

•	Purchasing or selling publicly-traded options that are based on the trading price of Lowe’s stock; or

•	Entering standing purchase or sell orders for Company stock except for a brief period of time during open window periods.

Trading in Lowe’s stock, including stock held in an account under the Lowe’s 401(k) Plan, by an executive and the executive’s immediate family members who reside with the executive or whose transactions are subject to the executive’s influence or control, is limited to open window trading periods designated by the Company’s General Counsel and Chief Compliance Officer. In addition, all transactions by an executive involving Company stock must be pre-cleared by the General Counsel and Chief Compliance Officer.

The recoupment policy requires the Board of Directors to review any incentive compensation that was provided to executive officers on the basis of the Company having met or exceeded specific performance targets during a performance period that is subject to a significant restatement of Company financial results. If (1) the incentive compensation would have been lower had it been based on the restated financial results and (2) the Board determines that an executive officer engaged in fraud or intentional misconduct that caused or substantially caused the need for the restatement, then the Board is required, to the extent practicable, to seek to recover, for the benefit of the Company, the portion of such compensation that would not have been earned had the incentive compensation been based on the financial results as restated.

Tax Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code limits the amount of non-performance based compensation paid to the named executive officers (other than Mr. Hull, the Chief Financial Officer) that may be deducted by the Company for federal income tax purposes in any fiscal year to $1,000,000. Performance-based compensation that has been approved by the Company’s shareholders and that is administered by a committee composed entirely of outside directors is not subject to the $1,000,000 deduction limit. All of the Company’s equity and non-equity incentive plans have been approved by the Company’s shareholders. In addition, the compensation awarded under the plans is administered by the members of the Committee who are outside directors under Section 162(m) of the Internal Revenue Code.

Because the Company’s plans are shareholder approved and administered solely by outside directors, all awards under those plans, other than restricted stock awards that do not vest solely on the performance of the Company, should qualify as “performance-based” compensation that is fully deductible and not subject to the Internal Revenue Code Section 162(m) deduction limit. Although the Committee has not adopted a formal policy that requires all compensation paid to the named executive officers to be deductible, whenever practical, the Committee structures compensation plans to make the compensation paid thereunder fully deductible.

B.	Executive Compensation Disclosure Tables

Summary Compensation Table — This table shows the base salary, annual non-equity incentive compensation and all other compensation paid to the named executives. The table also shows the grant date fair value of the stock and option awards made to the named executives.

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)	($)(2)	($)

Robert A. Niblock	2009	$1,100,000	0	$3,864,960	$3,658,200	$2,839,683	$204,515	$11,667,358
Chairman of the Board and	2008	$1,100,000	0	$5,608,980	$2,929,835	$1,500,763	$153,201	$11,292,779
Chief Executive Officer	2007	$1,050,000	0	$5,185,810	$2,745,426	0	$104,707	$9,085,943
Robert F. Hull, Jr.	2009	$660,000	0	$997,920	$941,850	$985,836	$73,948	$3,659,554
Executive Vice President	2008	$660,000	0	$1,438,200	$750,836	$463,162	$54,859	$3,367,057
and Chief Financial Officer	2007	$550,000	0	$1,534,580	$721,186	0	$29,953	$2,835,719
Larry D. Stone	2009	$840,000	0	$1,694,880	$1,597,050	$1,734,012	$127,907	$5,993,849
President and	2008	$840,000	0	$2,444,940	$1,275,896	$765,131	$105,493	$5,431,460
Chief Operating Officer	2007	$800,000	0	$2,254,700	$1,196,514	0	$57,438	$4,308,652
Charles W. Canter, Jr.	2009	$620,000	0	$934,560	$882,700	$926,088	$69,537	$3,432,885
Executive Vice President,	2008	$620,000	0	$1,366,290	$708,831	$435,091	$51,991	$3,182,203
Merchandising	2007	$525,000	0	$1,405,740	$655,624	0	$25,751	$2,612,115
Gregory M. Bridgeford	2009	$590,000	0	$887,040	$841,750	$881,277	$69,159	$3,269,226
Executive Vice President,	2008	$590,000	0	$1,294,380	$672,077	$414,038	$52,956	$3,023,451
Business Development	2007	$500,000	0	$1,470,160	$688,405	0	$28,285	$2,686,850

(1)	The value of the stock and option awards presented in the table equal the grant date fair value of the awards for financial reporting purposes (excluding the effect of estimated forfeitures) computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation — Stock Compensation” (FASB ASC Topic 718). For financial reporting purposes, the Company determines the fair value of a stock or option award on the grant date. The fair value of a stock award is equal to the closing market price of the Company’s Common Stock on the date of the award. The fair value of an option award is determined using the Black-Scholes option-pricing model with assumptions for expected dividend yield, expected term, expected volatility, a risk-free interest rate and an estimated forfeiture rate. See Note 8, “Accounting for Share-Based Payment,” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended January 29, 2010 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used in the Black-Scholes option-pricing model.

Executives receive dividends on unvested shares of restricted stock and the right to receive dividends has been factored into the determination of the fair value of the stock awards and the resulting amounts presented above.

(2)	Amounts presented consist of the following for the 2009 fiscal year:

	Company Matching
	Contributions to:			Personal
		Benefit		Use of	Cost of Company
		Restoration	Reimbursement of Tax	Corporate	Required
	401(k) Plan	Plan	Compliance Costs	Aircraft	Physical Exam	Total
Name	($)	($)	($)	($)	($)	($)

Mr. Niblock	$6,816	$159,772	$5,000	$30,297	$2,630	$204,515
Mr. Hull	$9,334	$60,614	$2,370	0	$1,630	$73,948
Mr. Stone	$9,039	$100,356	$3,500	$11,275	$3,737	$127,907
Mr. Canter	$9,399	$55,375	$2,750	0	$2,013	$69,537
Mr. Bridgeford	$9,448	$53,081	$5,000	0	$1,630	$69,159

All amounts presented above, other than the amount for personal use of corporate aircraft, equal the actual cost to the Company of the particular benefit or perquisite provided. The amount presented for personal use of corporate aircraft is equal to the incremental cost to the Company of such use. Incremental cost includes fuel, landing and ramp fees and other variable costs directly attributable to the personal use. Incremental cost does not include an allocable share of the fixed costs associated with the Company’s ownership of the aircraft.

Grants of Plan-Based Awards — This table presents the potential annual non-equity incentive awards the named executives were eligible to earn in 2009, the restricted stock and stock options awarded to the executives in 2009 and the grant date fair value of the restricted stock and option awards.

						All Other	All Other
						Stock	Option
						Awards:	Awards:	Exercise or	Grant Date
			Estimated Future Payouts Under			Number of	Number of	Base	Fair Value
		Date of	Non-Equity Incentive Plan			Shares of	Securities	Price of	of Stock and
		Compensation	Awards(1)			Stock or	Underlying	Option	Option
	Grant	Committee	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Action	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	($)

Mr. Niblock			$385,000	$2,200,000	$3,300,000
	03/01/09	02/19/09					804,000	$15.84	$3,658,200
	03/01/09	02/19/09				244,000			$3,864,960
Mr. Hull			$231,000	$594,000	$1,188,000
	03/01/09	02/19/09					207,000	$15.84	$941,850
	03/01/09	02/19/09				63,000			$997,920
Mr. Stone			$294,000	$1,050,000	$2,100,000
	03/01/09	02/19/09					351,000	$15.84	$1,597,050
	03/01/09	02/19/09				107,000			$1,694,880
Mr. Canter			$217,000	$558,000	$1,116,000
	03/01/09	02/19/09					194,000	$15.84	$882,700
	03/01/09	02/19/09				59,000			$934,560
Mr. Bridgeford			$206,500	$531,000	$1,062,000
	03/01/09	02/19/09					185,000	$15.84	$841,750
	03/01/09	02/19/09				56,000			$887,040

(1)	The executives are eligible to earn annual non-equity incentive compensation under the Company’s non-equity incentive plan for each fiscal year based on the Company’s achievement of one or more performance measures established at the beginning of the fiscal year by the Committee. For the fiscal year ended January 29, 2010, the performance measures selected by the Committee were the Company’s earnings before interest and taxes (weighted 75%) and sales (weighted 25%). The Committee established separate threshold, target and maximum levels of performance for both measures for the first half of the 2009 fiscal year and the second half of the 2009 fiscal year. The performance levels for both measures and the Company’s actual performance are shown beginning on page 20.

(2)	The stock awards become vested on March 1, 2012, the third anniversary of the grant date.

In the event an executive terminates employment due to death, disability or retirement, any unvested shares will become vested. Retirement for this purpose is defined as termination of employment with the approval of the Board on or after the date the executive has satisfied an age and service requirement, provided the executive has given the Board advance notice of such retirement. Messrs. Niblock, Stone, Canter and Bridgeford have satisfied the age and service requirement for retirement. Mr. Hull will satisfy the age and service requirement for retirement upon attainment of age 55. The executives receive all cash dividends paid with respect to the shares included in the stock awards during the vesting period.

(3)	All options have a seven-year term and an exercise price equal to the closing price of the Company’s Common Stock on the grant date. The options vest in three equal annual installments on each of the first three anniversaries of the grant date or, if earlier, the date the executive terminates employment due to death or disability or, in the case of Messrs. Niblock, Stone and Bridgeford, in the event of retirement, and remain exercisable until their expiration dates. The options granted to Messrs. Hull and Canter will become exercisable in the event of retirement in accordance with the original three-year vesting schedule and remain exercisable until their expiration dates. Retirement for this purpose has the same meaning as for the stock awards as described in Footnote 2 above.

Outstanding Equity Awards at Fiscal Year-End — This table presents information about unvested stock and option awards held by the named executives on January 29, 2010.

						Stock Awards
	Option Awards						Market
	Number of	Number of				Number of	Value of
	Securities	Securities				Shares or	Shares or
	Underlying	Underlying				Units of	Units of
	Unexercised	Unexercised		Option		Stock That	Stock That
	Options	Options		Exercise	Option	Have Not	Have Not
	(#)	(#)		Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable		($)	Date	(#)(4)	($)(5)

Mr. Niblock	102,000	0		$28.37	03/01/11	799,000	$17,298,350
	144,000	0		$29.17	03/01/12
	210,000	0		$34.16	03/01/13
	223,334	111,666	(1)	$32.21	03/01/14
	186,000	372,000	(2)	$23.97	03/01/15
	0	804,000	(3)	$15.84	03/01/16

Mr. Hull	10,000	0		$22.85	03/01/10	222,250	$4,811,713
	21,150	0		$28.37	03/01/11
	53,000	0		$29.17	03/01/12
	62,000	0		$34.16	03/01/13
	58,667	29,333	(1)	$32.21	03/01/14
	47,667	95,333	(2)	$23.97	03/01/15
	0	207,000	(3)	$15.84	03/01/16

Mr. Stone	98,000	0		$28.37	03/01/11	369,750	$8,005,088
	99,000	0		$29.17	03/01/12
	114,000	0		$34.16	03/01/13
	97,334	48,666	(1)	$32.21	03/01/14
	81,000	162,000	(2)	$23.97	03/01/15
	0	351,000	(3)	$15.84	03/01/16

Mr. Canter	21,150	0		$28.37	03/01/11	207,073	$4,483,130
	20,290	0		$29.17	03/01/12
	64,000	0		$34.16	03/01/13
	56,000	28,000	(1)	$32.21	03/01/14
	45,000	90,000	(2)	$23.97	03/01/15
	0	194,000	(3)	$15.84	03/01/16

Mr. Bridgeford	82,000	0		$19.65	03/01/10	205,250	$4,443,663
	52,000	0		$28.37	03/01/11
	53,000	0		$29.17	03/01/12
	62,000	0		$34.16	03/01/13
	53,334	26,666	(1)	$32.21	03/01/14
	42,667	85,333	(2)	$23.97	03/01/15
	0	185,000	(3)	$15.84	03/01/16

(1)	These options vested on March 1, 2010.

(2)	These options become vested in two equal annual installments on March 1, 2010 and March 1, 2011.

(3)	These options become vested in three equal annual installments on March 1, 2010, March 1, 2011 and March 1, 2012.

(4)	Executives receive dividends on unvested shares of restricted stock. The unvested stock awards become vested as follows:

	March 1,	March 1,	December 14,	March 1,	March 1,	March 1,
Name	2010(a)	2010(b)	2010	2011	2011(c)	2012	Total

Mr. Niblock	36,000	161,000	0	124,000	234,000	244,000	799,000
Mr. Hull	13,250	42,000	8,000	36,000	60,000	63,000	222,250
Mr. Stone	24,750	70,000	0	66,000	102,000	107,000	369,750
Mr. Canter	5,073	40,000	8,000	38,000	57,000	59,000	207,073
Mr. Bridgeford	13,250	38,000	8,000	36,000	54,000	56,000	205,250

(a)	These shares are performance accelerated restricted shares or PARS granted on March 1, 2005. The vesting of 50% of the PARS included in this grant was accelerated to March 1, 2008 because the Company achieved an average return on non-cash beginning assets for fiscal years 2005 through 2007 of 20.6% which return exceeded the 20% return set by the Committee at the time the PARS were awarded. The Company’s average return on non-cash beginning assets for fiscal years 2005 through 2008 was less than 20%. Therefore, vesting of the remaining PARS shown above was not accelerated to March 1, 2009, and the remaining PARS became vested on March 1, 2010.

(b)	These shares are performance vested restricted shares awarded on March 1, 2007. Twenty-five percent of these shares vested on March 1, 2010 based on the Company’s average return on non-cash average assets for the three-year performance period that included fiscal years 2007 through 2009. The remaining 75% of the shares were forfeited.

(c)	These shares are performance vested restricted shares awarded on March 1, 2008. These shares will become vested only if the Company achieves a target average return on non-cash average assets set by the Committee for the three-year performance period that includes fiscal years 2008 through 2010. A portion of the shares will become vested if the Company achieves an average return on non-cash average assets that is at least the threshold level set by the Committee but less than the target level.

(5)	Amount is based on the closing market price of the Company’s Common Stock on January 29, 2010 of $21.65.

Option Exercises and Stock Vested at Fiscal Year-End — This table presents information about stock options exercised by the named executive officers and the number and value of stock awards that became vested in the named executive officers during the 2009 fiscal year.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized
	Acquired on Exercise	Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Mr. Niblock	298,000	$706,881	60,000	$1,251,600
Mr. Hull	60,180	$201,668 (1)	30,000	$625,800
Mr. Stone	316,912	$1,376,978	40,000	$834,400
Mr. Canter	55,092	$163,761	30,000	$625,800
Mr. Bridgeford	0	0	30,000	$625,800

(1)	Mr. Hull elected under the Company’s Deferred Compensation Program to defer receipt of $187,758 of this amount.

Nonqualified Deferred Compensation — The Company sponsors three non-qualified deferred compensation plans for the benefit of senior management employees: the Benefit Restoration Plan (the “BRP”), the Cash Deferral Plan (the “CDP”) and the Deferred Compensation Program (the “DCP”).

BRP

The BRP allows senior management employees to defer receipt of the difference between (i) 6% of the sum of base salary and annual non-equity incentive plan compensation and (ii) the amount the employee is allowed to contribute to the Company’s tax-qualified 401(k) Plan. The deferred amounts are credited to the employee’s BRP account. The Company makes matching contributions to the employee’s BRP account under the same matching contribution formula that applies to employee contributions to the 401(k) Plan. An employee’s account under the BRP is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the BRP after February 1, 2003 to be deemed to be invested in Company Common Stock. An employee may elect to change the investment of the employee’s BRP account as frequently as each business day. An employee’s account under the BRP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment.

CDP

The CDP allows a senior management employee to elect to defer receipt of up to 80% of his or her base salary, annual non-equity incentive plan compensation and certain other bonuses. The deferred amounts are credited to the employee’s CDP account. The Company does not make any contributions to the CDP. An employee’s CDP account is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the CDP to be deemed to be invested in Company Common Stock. An employee may elect to change the investment of the employee’s CDP account as frequently as each business day. An employee’s account under the CDP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment. In addition, an employee may elect to have a portion of the employee’s deferrals segregated into a separate sub-account that is paid at a date elected by the employee so long as the date is at least five years from the date of the employee’s deferral election.

DCP

Prior to January 1, 2009, the DCP required the deferral of any equity incentive compensation payable to a named executive officer to the extent the compensation would not be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code. The DCP also allowed executives to elect prior to January 1, 2005 to defer receipt of stock awards and gains from the exercise of stock options. The Company does not make any contributions to the DCP. All deferrals under the DCP are deemed to be invested in shares of the Company’s Common Stock. Any dividends that would have been paid on shares of stock credited to an executive’s DCP account are deemed to be reinvested in additional shares of

Common Stock. The aggregate earnings on an executive’s DCP account shown in the table below are attributable solely to fluctuations in the value of the Company’s Common Stock and dividends paid with respect to the Company’s Common Stock. Shares of Company Common Stock credited to an executive’s DCP account that are attributable to mandatory deferrals are paid to the executive when the distribution is fully deductible by the Company for federal income tax purposes. Shares of Company Common Stock credited to an executive’s DCP account that are attributable to pre-2005 elective deferrals are paid in accordance with the executive’s election in a lump sum or five annual installments after the executive’s termination of employment or attainment of a specified age.

The following table presents information about the amounts deferred by the named executive officers under the Company’s three deferred compensation plans.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Plan	Last FY	Last FY	Last FY	Distributions	Last FYE
Name	Name	($)(1)	($)(1)	($)(1)	($)	($)(1)

Mr. Niblock	BRP	$135,145	$109,709	$579,316	0	$2,269,996
	CDP	0	0	0	0	0
	DCP	0	0	$1,048,495	0	$6,293,531
Mr. Hull	BRP	$59,484	$44,692	$162,585	0	$702,584
	CDP	0	0	0	0	0
	DCP	$187,758	0	$7,088	0	$295,876
Mr. Stone	BRP	$88,801	$69,404	$405,521	0	$1,690,231
	CDP	$96,555	0	$9,032	0	$107,525
	DCP	0	0	$980,435	0	$5,885,004
Mr. Canter	BRP	$55,879	$41,352	$122,969	0	$712,898
	CDP	$7,185	0	$1,366	0	$61,835
	DCP	0	0	0	0	0
Mr. Bridgeford	BRP	$53,175	$38,848	$135,640	0	$1,152,206
	CDP	0	0	0	0	0
	DCP	0	0	$844,540	0	$5,069,307

(1)	All of the amounts presented above as “Executive Contributions” and “Registrant Contributions” to the BRP and as “Executive Contributions” to the CDP are reported as compensation for the 2009 fiscal year in the Summary Compensation Table shown on page 28.

The amount presented above as “Executive Contributions” to the DCP represents the gain from stock options granted to Mr. Hull in 2003 that he exercised during the 2009 fiscal year. Mr. Hull had previously elected to defer the gain under the DCP.

C.	Compensation Committee Report

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2010.

Marshall O. Larsen, Chairman
Dawn E. Hudson
Robert A. Ingram
Robert L. Johnson
Richard K. Lochridge

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about stock options outstanding and shares available for future awards under all of Lowe’s equity compensation plans. The information is as of January 29, 2010.

Number of
	Securities to be		Number of Securities
	Issued Upon	Weighted-Average	Remaining Available for
	Exercise of	Exercise Price of	Future Issuance Under
	Outstanding	Outstanding	Equity Compensation
	Options, Warrants	Options, Warrants	Plans (Excluding Securities
	and Rights	and Rights	Reflected in Column (a))
Plan Category	(#)(1)	($)(1)	(#)(2)
	(a)	(b)	(c)

Equity compensation plans approved by security holders	23,964,475	$26.42	44,053,774	(3)
Equity compensation plans not approved by security holders	—	—	—

Total	23,964,475	$26.42	44,053,774	(3)

(1)	This column contains information regarding stock options, restricted stock and deferred stock units only; there are no warrants or stock appreciation rights outstanding. However, the weighted average exercise price shown in column (b) does not take into account restricted stock or deferred stock units because they are granted outright and do not have an exercise price.

(2)	In accordance with SEC rules, this column does not include shares available under the Lowe’s 401(k) Plan.

(3)	Includes the following:

*	29,503,990 shares available for grants of stock options, stock appreciation rights, stock awards and performance shares, deferred stock units and restricted stock units to key employees and non-employee directors under the 2006 LTIP. Stock options granted under the 2006 LTIP generally have terms of seven years, normally vest evenly over three years, and are assigned an exercise price of not less than the fair market value of the Common Stock on the date of grant. No awards may be granted under the 2006 LTIP after 2016.

*	14,549,784 shares available under the Lowe’s Companies Employee Stock Purchase Plan — Stock Options for Everyone. Eligible employees may purchase shares of Common Stock through after-tax payroll deductions. The purchase price of this stock is equal to 85% of the closing price on the date of purchase for each semi-annual stock purchase period.

RELATED-PARTY TRANSACTIONS

Policy and Procedures for Review, Approval or Ratification

The Company has a written policy and procedures for the review, approval or ratification of any transactions that could potentially be required to be reported under the rules of the SEC for disclosure of transactions in which related persons have a direct or indirect material interest. Related persons include directors and executive officers of the Company and members of their immediate families. The Company’s General Counsel and Chief Compliance Officer is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers about any such transactions. He is also responsible for making a recommendation, based on the facts and circumstances in each instance, whether the Company or the related person has a material interest in the transaction.

The Policy, which is administered by the Governance Committee of the Board of Directors, includes several categories of pre-approved transactions with related persons, such as employment of executive officers and certain banking related services. For transactions that are not pre-approved, the Governance Committee, in determining whether to approve or ratify a transaction with a related person, takes into account, among other things, (A) whether the transaction would violate the Company’s Code, (B) whether the transaction is on terms no less favorable than terms generally available to or from an unaffiliated third party under the same or similar circumstances and (C) the extent of the related person’s interest in the transaction as well as the importance of the interest to the related person. No director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.

Approved Related-Party Transactions

Steven M. Stone, Senior Vice President and Chief Information Officer of the Company, is the brother of Larry D. Stone, the Company’s President and Chief Operating Officer. For the 2009 fiscal year, Steven M. Stone received a base salary of $435,000 and a non-equity incentive compensation award of $543,366. He also received a matching contribution of $29,920 under the Company’s Benefit Restoration Plan and a grant of (i) non-qualified options to purchase 68,000 shares at an exercise price of $15.84 per share and (ii) 21,000 shares of restricted stock. Steven M. Stone’s compensation was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. The Compensation Committee of the Board, which is comprised entirely of independent directors, reviews and approves all compensation actions for the Company’s executive officers, including Steven M. Stone. Larry D. Stone does not have a material interest in the Company’s employment relationship with Steven M. Stone, nor does he share a home with him.

The Company paid approximately $86 million in the fiscal year ended January 29, 2010 to ECMD, Inc., a vendor to the Company for over 30 years, for millwork and other building products. A brother-in-law of Gregory M. Bridgeford, the Company’s Executive Vice President of Business Development, is a senior officer and owner of less than 5% of the common stock of ECMD, Inc. Neither Mr. Bridgeford nor his brother-in-law, Todd Meade, has any direct business relationship with the transactions between ECMD, Inc. and the Company. We believe the terms upon which Lowe’s makes its purchases from ECMD, Inc. are comparable to, or better than, the terms upon which ECMD, Inc. sells products to its other customers, and upon which Lowe’s could obtain comparable products from other vendors. The Governance Committee of the Company’s Board of Directors has reviewed all of the material facts and ratified the transactions with ECMD, Inc. that occurred in the last fiscal year and approved the transactions that will occur in the current fiscal year.

AUDIT MATTERS

Report of the Audit Committee

This report by the Audit Committee is required by the rules of the SEC. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

The Audit Committee has five members, all of whom are independent directors as defined by the Categorical Standards, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3(b)(1)(ii) of the Exchange Act. Each member of the Audit Committee is “financially literate,” as that term is defined by the rules of the NYSE, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert” as such term is defined by the SEC, and has designated Stephen F. Page, Chairman of the Audit Committee, as an “audit committee financial expert.”

The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the Company’s independent registered public accounting firm, determines duties and responsibilities of the internal auditors, reviews financial statements and accounting principles being applied thereto, and reviews audit results and other matters relating to internal control and compliance with the Company’s Code.

In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•	met periodically with the Company’s Vice President of Internal Audit and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting;

•	discussed with the independent registered public accounting firm the matters required to be communicated to those charged with governance by SAS No. 114 (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the matters required to be reported to the Audit Committee by the independent registered public accounting firm pursuant to SEC Regulation S-X, Rule 2.07;

•	received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•	reviewed and discussed with management and the independent registered public accounting firm management’s report and the independent registered public accounting firm’s report on our internal control over financial reporting and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions noted above and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2010.

Stephen F. Page, Chairman
David W. Bernauer
Leonard L. Berry
Peter C. Browning
O. Temple Sloan, Jr.

Fees Paid to the Independent Registered Public Accounting Firm

The aggregate fees billed to the Company for the last two fiscal years by the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were:

	2009	2008

Audit Fees(1)	$2,476,586	$2,441,567
Audit-Related Fees(2)	202,572	120,041
Tax Fees(3)	10,057	0
All Other Fees	0	0

(1)	Audit fees consist of fees billed for professional services for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services provided by the independent registered public accounting firm in connection with the Company’s statutory filings for the last two fiscal years. Audit fees also include fees for professional services rendered for the audit of our internal control over financial reporting.

(2)	Audit-related fees are fees billed by the independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and include audits of the Company’s employee benefit plans and other consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

The Audit Committee has considered whether the provision of this level of audit-related and tax compliance, advice and planning services is compatible with maintaining the independence of Deloitte. The Audit Committee, or the Chairman of the Audit Committee pursuant to a delegation of authority from the Audit Committee set forth in the Audit Committee’s charter, approves the engagement of Deloitte to perform all such services before Deloitte is engaged to render them.

PROPOSAL TWO
TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte to serve as the Company’s independent registered public accounting firm for fiscal year 2010. Deloitte has served as the Company’s independent registered public accounting firm since 1982 and is considered by management to be well qualified.

Although shareholder ratification of the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board of Directors is submitting the appointment of Deloitte to the shareholders for ratification. If the shareholders fail to ratify the Audit Committee’s appointment, the Audit Committee will reconsider whether to retain Deloitte as the Company’s independent registered public accounting firm. In addition, even if the shareholders ratify the appointment of Deloitte, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.

Representatives of Deloitte are expected to be present at the Annual Meeting of Shareholders, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

PROPOSAL THREE
TO APPROVE AN AMENDMENT TO LOWE’S BYLAWS
DECREASING THE PERCENTAGE OF SHARES REQUIRED TO CALL
A SPECIAL MEETING OF SHAREHOLDERS

The Board of Directors has adopted, and recommends that Lowe’s shareholders approve, an amendment to Article II, Section 2(a) of the Company’s Bylaws that would reduce to 25% the percentage of shares required for shareholders to call a special meeting. Article II, Section 2(a) of Lowe’s Bylaws currently provides that a special meeting of shareholders shall be called by the Secretary upon the written request of shareholders owning in the aggregate a majority of the total number of shares of capital stock of the Company outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting. The complete text of the proposed amendment, including the requirements and procedures for calling a special meeting of shareholders, is attached as Appendix B to this Proxy Statement.

The Board of Directors believes that establishing an ownership threshold of 25% for the right to call a special meeting strikes an appropriate balance between enhancing shareholder rights and protecting against the risk that a small minority of shareholders could trigger a special meeting to pursue “special interests” that are not in the best interests of the Company and its shareholders in general. This is important because a special meeting is an extraordinary event that imposes significant financial expense and administrative burdens on the Company. The 25% threshold is also consistent with thresholds adopted by a number of other large public companies.

Although shareholder approval of the proposed amendment is not required by the Company’s Bylaws or otherwise, the Board of Directors is submitting the proposal to the shareholders for approval because of the direct impact the proposal would have on shareholders’ rights and to ascertain the level of support by the Company’s shareholders for what the Board believes is an appropriate threshold for the right to call a special meeting.

Votes Needed

The affirmative vote of a majority of the votes cast on the proposal is required for approval of the proposed amendment. The proposed amendment would be effective upon approval by the Company’s shareholders. The Board of Directors recommends a vote “FOR” the proposed amendment. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

PROPOSAL FOUR
TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL
REGARDING REPORT ON POLITICAL SPENDING

The City of Philadelphia Public Employees Retirement System, Sixteenth Floor, Two Penn Center Plaza, Philadelphia, PA 19102-1721, owning more than $2,000 of Lowe’s Common Stock, has informed us that it intends to submit the following shareholder proposal at the Annual Meeting. We are not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted. The Board of Directors recommends voting AGAINST the proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

Resolved, that the shareholders of Lowe’s (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1. Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2. Monetary and non-monetary political contributions and expenditures not deductible under section 162(e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a. An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above;

b. Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

The report shall be presented to the board of directors’ audit committee other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Stockholder Supporting Statement

As long-term shareholders of Lowe’s, we support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with recent federal ethics legislation. Absent a system of accountability, company assets can be used for policy objectives that may be inimical to the long-term interests of and may pose risks to the company and its shareholders.

However, relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political contributions, including payments to trade associations and other tax exempt organizations. This would bring our Company in line with a growing number of leading companies, including Hewlett-Packard, Aetna and American Electric Power that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

Lowe’s Board of Directors Statement OPPOSING This Proposal

Lowe’s Board of Directors has considered this proposal and, while it supports the transparency and accountability objectives, believes that adopting the proposal is unnecessary and would not be in the best interests of the Company or its shareholders.

Our business is subject to extensive regulation at all levels of government. We seek to be an effective participant in the public policy decision making process by making prudent political contributions and expenditures when such contributions or expenditures advance Lowe’s business objectives and the interests of our shareholders. Lowe’s is fully committed to complying with all applicable laws regarding political contributions and expenditures, including laws requiring public disclosure. Direct corporate funding to make political contributions or expenditures, when permitted at all, is subject to extensive governmental regulation and public disclosure requirements. The vast majority of political contributions and expenditures are not funded by corporate resources, but rather are made by Lowe’s nonpartisan political action committee (“LOWPAC”), which is funded primarily by voluntary employee contributions. In certain limited circumstances in states where direct corporate political contributions or expenditures are permitted, Lowe’s may make direct corporate contributions or expenditures.

The activities of LOWPAC are subject to comprehensive regulation by the federal government, including detailed disclosure requirements. For example, pursuant to federal law, LOWPAC files regular reports with the Federal Election Commission (“FEC”), which has detailed disclosure requirements for the political contributions or expenditures by federal PACs. These reports, which are publicly available on the FEC’s website (www.FEC.gov), itemize receipts and disbursements for federal political contributions and expenditures, including all political contributions over $200 and contributions to the PACs of trade associations and other tax-exempt organizations.

We strongly disagree with the proponent’s suggestion that the Company’s political contributions and expenditures, including payments to trade associations, may fund agendas that are adverse to the long-term interests of, and may pose risks to, the Company and its shareholders. We make contributions and maintain memberships in trade associations specific to business and retail industry interests, such as the Retail Industry Leaders Association (“RILA”). RILA and other trade associations provide significant benefits to the Company and its shareholders by giving the Company access to their business, technical and industry expertise and by providing a forum where members can conduct discussions aimed at understanding common operational practices, areas of concern and solutions to common problems. They also have knowledgeable members of their staffs who strive to insure that lawmakers are educated on the potential consequences of their decisions on the nation’s leading retailers, including the Company. Your Board of Directors believes that all of these varied activities of the trade associations to which it contributes are strongly aligned with the long-term interests of the Company and its shareholders.

Management closely monitors the political activities of the trade associations in which the Company is a member; however, trade associations are independent organizations that may have many positions and views, not all of which are necessarily shared or supported by the Company. Thus, disclosure of contributions to trade associations beyond what is legally required would not provide the Company’s shareholders with a greater understanding of the Company’s business objectives and government relations expenditures and could instead risk misrepresenting the Company’s political activities and positions. In addition, the Company cannot report the extent to which any portion of any dues or similar payments made to trade associations by Lowe’s is used for political contributions or expenditures, as the proposal requests, because it lacks a reliable method for tracking the extent to which any political contributions or expenditures by these organizations might be proportionately attributable to Lowe’s membership dues. Further, disclosure of the Company’s membership dues to these associations could potentially put the Company at a disadvantage with its competitors by revealing what are often negotiated rates of membership, and by highlighting the Company’s strategies and priorities.

As a result of the disclosures currently mandated by law that management has established procedures to insure the Company is in compliance with, we believe that sufficient disclosure exists regarding the Company’s political contributions and expenditures to address the concerns cited in this proposal. Consequently, we believe that any additional disclosure would be unnecessary and an unproductive use of your Company’s resources without conferring a commensurate benefit to the Company’s shareholders.

For the foregoing reasons, your Board recommends a vote AGAINST this proposal.

PROPOSAL FIVE
TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL
REGARDING SEPARATING THE ROLES OF CHAIRMAN AND CEO

The Central Laborers’ Pension Fund, P.O. Box 1267, Jacksonville, IL 62651, owning more than $2,000 of Lowe’s Common Stock, has informed us that it intends to submit the following shareholder proposal at the Annual Meeting. We are not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted. The Board of Directors recommends voting AGAINST the proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

RESOLVED:  That stockholders of Lowe’s Corporation (“Lowe’s” or “the Company”) ask the board of directors to adopt a policy that the board’s chairman be an independent director who has not previously served as an executive officer of the Company. The policy should be implemented so as not to violate any contractual obligation. The policy should also specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

SUPPORTING STATEMENT

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation’s business and affairs. Currently at our Company Mr. Robert Niblock holds the positions of Chairman of the Board and CEO. We believe that this current scheme may not adequately protect shareholders.

Shareholders of Lowe’s require an independent leader to ensure that management acts strictly in the best interests of the Company. By setting agendas, priorities and procedures, the position of Chairman is critical in shaping the work of the Board of Directors. Accordingly, we believe that having an independent director serve as chairman can help ensure the objective functioning of an effective Board.

As a long-term shareholder of our Company, we believe that ensuring that the Chairman of the Board of our Company is independent will enhance Board leadership at our Company, and protect shareholders from future management actions that can harm shareholders. Other corporate governance experts agree. As a Commission of The Conference Board stated in a 2003 report, “The ultimate responsibility for good corporate governance rests with the board of directors. Only a strong, diligent and independent board of directors that understands the key issues, provides wise counsel and asks management the tough questions is capable of ensuring that the interests of shareowners as well as other constituencies are being properly served.”

We believe that the recent wave of corporate scandals demonstrates that no matter how many independent directors there are on the Board, that (sic) Board is less able to provide independent oversight of the officers if the Chairman of that Board is also the CEO of the Company.

We, therefore, urge shareholders to vote FOR this proposal.

Lowe’s Board of Directors Statement OPPOSING This Proposal

Lowe’s Board of Directors recommends a vote AGAINST this proposal. This is the second consecutive year that the proponent has submitted this proposal to our shareholders. At last year’s Annual Meeting, our shareholders soundly rejected this proposal, with only 13.45% of shares voted in favor of separating the positions of Chairman and CEO. Your Board understands that some publicly traded companies separate the roles of Chairman and CEO. For the reasons discussed below, however, we continue to believe that the Company and its shareholders are best served by having one person serve as Chairman and CEO. Accordingly, we ask our shareholders once again to recognize the benefits of Lowe’s current leadership structure and to reject this proposal.

Lowe’s Board of Directors acknowledges that independent Board leadership is important and has already taken steps to ensure that the Board effectively carries out its responsibility for the oversight of management. For instance, in August 2008, the Board amended the Company’s Corporate Governance Guidelines to provide for an independent Lead Director to be elected annually by the independent directors. The role of the Company’s Lead Director closely parallels the role of an independent Chairman. Specifically, Lowe’s Corporate Governance Guidelines provide that the Lead Director will:

•	preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the non-Management Directors;

•	serve as a liaison between the Chairman and the Independent Directors;

•	communicate with the Chairman and the Secretary of the Company to develop an agenda for each Board meeting and determine the nature and extent of information that shall be provided regularly to the Directors for each scheduled meeting;

•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	have the authority to call meetings of the Independent Directors; and

•	be available for consultation and direct communication with major shareholders upon request at the direction of the Chief Executive Officer.

The Lead Director also serves as the Chairperson of the Governance Committee of the Board of Directors, which functions as the Board’s nominating committee as well, and is comprised entirely of independent directors. Independent directors also meet in executive session presided over by the Lead Director at every regularly scheduled Board meeting. We believe that the existence of an independent Lead Director with this scope of responsibilities supports strong corporate governance principles and allows the Board to effectively fulfill its fiduciary responsibilities to shareholders.

We believe that mandating a separation of the positions of Chairman and CEO would weaken our leadership structure without providing any added benefit beyond that already achieved by having an empowered Lead Director.

The CEO serves as a bridge between management and the Board, ensuring that both groups act with a common purpose. We believe that separating the roles of Chairman and CEO would risk creating the perception of having two “chiefs,” leading to fractured leadership of the Company and weakening its ability to develop and implement strategy. In contrast, we believe that the Company’s current leadership structure with the combined Chairman/CEO leadership role and an independent Lead Director enhances the Chairman/CEO’s ability to provide insight and direction on important strategic initiatives to both management and the independent directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all Board decisions.

In addition to having an independent Lead Director, Lowe’s Board and committee composition ensures independence and protects against too much power being placed with the Chairman and CEO. Currently, all of Lowe’s directors (other than Mr. Niblock) and each member of the Audit, Governance and Compensation Committees meet the independence requirements of the New York Stock Exchange and the Company’s Categorical Standards for determining director independence (a copy of which is included in this Proxy Statement as Appendix A). Consequently, independent directors directly oversee such critical matters as the integrity of the Company’s financial statements, the compensation of executive management, the selection and evaluation of directors and the development and implementation of the Company’s corporate governance policies and structures. Further, the Compensation Committee conducts an annual performance review of the Chairman and CEO and, based upon this review, determines the CEO’s annual compensation, including salary, bonus, incentive and equity compensation, which it forwards to the Board for ratification by the independent directors.

The Governance Committee of the Board of Directors regularly reviews the Company’s governance practices and recommends to the Board modifications to the Company’s fundamental governance documents. For example, in 2008, the Board, in recognition of shareholder sentiment and corporate governance trends, (i) adopted and recommended to shareholders for approval, amendments to the Company’s Articles of Incorporation to eliminate the Company’s classified Board structure and provide for the annual election of all directors and (ii) adopted an amendment to the Company’s Bylaws permitting the holders of a majority of the Company’s outstanding Common Stock to call a special meeting. In 2009, the Board amended its Corporate Governance Guidelines to add a policy on recouping performance-based executive compensation in the event of a significant restatement of the Company’s financial results. Additionally, in response to the favorable vote on a shareholder proposal submitted for inclusion at the Company’s 2008 Annual Meeting, the Board adopted and recommended for shareholder approval at last year’s Annual Meeting, amendments to the Company’s Articles of Incorporation to eliminate the remaining supermajority vote requirements therein. Finally, the Board has adopted and recommended for shareholder approval at this year’s Annual Meeting (see Proposal Three in this Proxy Statement), an amendment to the Company’s Bylaws to reduce the current ownership percentage required to call a special shareholders meeting from the holders of a majority to 25% of the Company’s outstanding Common Stock.

Despite the Proponent’s preference for a separate Chairman and CEO, there is no consensus in the U.S. that separating the roles is a governance best practice or that such a separation boosts returns for shareholders. The Proponent inaccurately cites a 2003 report by a Commission of The Conference Board in support of separating the roles of Lowe’s Chairman and CEO. That report does not support the Proponent’s position that an independent Chairman is necessary to “enhance Board leadership at our Company, and protect shareholders from future management actions that can harm shareholders.” Rather, the report acknowledges that board structures vary greatly among U.S. corporations and concludes that “no single board structure has yet been demonstrated to be superior in providing the oversight that leads to corporate success.” This conclusion supports the Board’s belief that there is no “one-size-fits-all” approach to Board leadership. Moreover, the governance structure used by Lowe’s Board (i.e., combined Chair/CEO position with an independent Lead Director) is expressly approved by the Commission in the report as one of the approaches that could be taken to provide the appropriate balance of power between board and CEO functions.

The authors of a 2004 Wharton School of Business article entitled “Splitting Up the Roles of CEO and Chairman: Reform or Red Herring?” (published June 2, 2004 in Knowledge@Wharton and available at http://knowledge.wharton.upenn.edu) conclude there is no evidence that separating the positions of Chairman and CEO improves corporate performance, pointing out that there were separate Chairmen and CEOs at both Enron and WorldCom when the fraud and corruption scandals occurred at each company. Specifically, the authors note that statistical studies show that whether a company does or does not separate the CEO and Chairman titles “has no bearing on corporate financial performance.” The authors of the article further state that “the emphasis on having separate CEOs and chairpersons is largely a ‘red herring’ because board independence can be accomplished in other ways, such as holding meetings without the CEO being present.” Given the lack of support for the benefits of separating the roles of Chairman and CEO, it is not surprising that the Spencer Stuart U.S. Board Index 2009 (released October 2009 and available at www.spencerstuart.com ) found that only 37% of S&P 500 companies now split the roles of Chairman and CEO, versus 39% last year. Moreover, the 2009 index noted that of the 184 companies that split the Chairman/CEO roles, only 81 have an independent chair. Therefore, only 16% of S&P 500 companies have a Chairman who is considered independent

In view of the overwhelming shareholder support for the Company’s current leadership structure, the Company’s highly independent Board structure, particularly the role of the independent Lead Director, and the Company’s other strong corporate governance practices, your Board believes that adopting a policy separating the roles of Chairman and CEO would weaken our leadership structure without providing any commensurate benefit. Accordingly, we do not believe that implementing the proposal would be in the best interest of the Company or its shareholders.

For all these reasons, the Board of Directors recommends a vote AGAINST this proposal.

ADDITIONAL INFORMATION

Solicitation of Proxies

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mail, the Company may solicit proxies by personal interview, telephone and similar means. No director, officer or employee of the Company will be specially compensated for these activities. The Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to principals and obtaining their proxies. The Company has engaged the proxy soliciting firm of Georgeson Shareholder Communications Inc. to assist in distributing proxy materials and soliciting proxies for the Annual Meeting of Shareholders at an anticipated cost of $8,000 (plus handling fees).

Voting of Proxies

When a choice is specified with respect to any matter to come before the Annual Meeting of Shareholders, the shares represented by the proxy will be voted in accordance with such specifications.

When a choice is not so specified, the shares represented by the proxy will be voted “FOR ALL” nominees named in Proposal One, “FOR” Proposals Two and Three, and “AGAINST” Proposals Four and Five, as set forth in the Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders and Proxy or Voting Instruction Card.

Management is not aware that any matters other than those specified herein will be presented for action at the Annual Meeting of Shareholders, but if any other matters do properly come before the Annual Meeting of Shareholders, the proxyholders will vote upon those matters in accordance with their best judgment.

In the election of directors, a specification to withhold authority to vote for the slate of nominees named on the proxy or voting instruction card will not constitute an authorization to vote for any other nominee.

Delivery of Proxy Statements

As permitted by the Exchange Act, in those instances where we are mailing a paper copy of the Proxy Statement, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless such shareowners have notified the Company of their desire to receive multiple copies of the Proxy Statement.

The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies and/or to request multiple copies of the Proxy Statement in the future should be directed to our Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, (704) 758-1000.

Shareholders residing at the same address and currently receiving multiple copies of the Proxy Statement may contact our Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, (704) 758-1000, to request that only a single copy of the Proxy Statement be mailed in the future.

Electronic Delivery of Proxy Materials

Shareholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. If you received a paper copy of this year’s proxy materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided on your proxy or voting instruction card. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided when you vote online at the Internet site address listed on your Notice.

Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Proposals of shareholders intended to be presented at the 2011 Annual Meeting of Shareholders must be received by the Board of Directors for consideration for inclusion in the Proxy Statement relating to that meeting on or before December 13, 2010. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Gaither M. Keener, Jr., Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, at the Company’s principal executive offices, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, or faxed to his attention at (704) 757-0598.

In addition, shareholder proposals submitted for consideration at the 2011 Annual Meeting of Shareholders but not submitted for inclusion in our 2011 Proxy Statement pursuant to Rule 14a-8, other than shareholder nominations for candidates for election as directors, generally must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of the 2010 Annual Meeting of Shareholders. On the other hand, shareholder nominations for candidates for election as directors submitted for consideration at the 2011 Annual Meeting of Shareholders but not submitted for inclusion in our 2011 Proxy Statement pursuant to Rule 14a-8, generally must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of the 2010 Annual Meeting of Shareholders. As a result, for a proposal other than shareholder nominations for candidates for election as directors, notice given by a shareholder pursuant to the provisions of the Company’s Bylaws (other than notice pursuant to Rule 14a-8) must be received no earlier than January 28, 2011, and no later than February 27, 2011, and, for shareholder nominations for candidates for election as directors, notice given by a shareholder pursuant to the provisions of the Company’s Bylaws (other than notice pursuant to Rule 14a-8) must be received no earlier than December 29, 2010, and no later than January 28, 2011. However, if the date of the 2011 Annual Meeting of Shareholders is moved more than 30 days before or 60 days after May 28, 2011, then notice by the shareholder of a proposal other than for shareholder nominations for candidates for election as directors must be delivered not earlier than the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made, and notice by the shareholder for shareholder nominations for candidates for election as directors must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Shareholder proposals must include the specified information concerning the proposal or nominee as described in the Company’s Bylaws.

ANNUAL REPORT

The Annual Report to Shareholders accompanies this Proxy Statement. The Annual Report is also posted at the following website addresses: www.Lowes.com/investor and www.proxyvote.com. The Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended January 29, 2010 is posted at www.Lowes.com/investor and is available upon written request addressed to Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.

MISCELLANEOUS

The information referred to in this Proxy Statement under the captions “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted under the Exchange Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by Lowe’s under the Exchange Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

By order of the Board of Directors,

Gaither M. Keener, Jr.
Senior Vice President,
General Counsel, Secretary &
Chief Compliance Officer

Mooresville, North Carolina
April 12, 2010

APPENDIX A

CATEGORICAL STANDARDS
FOR DETERMINATION
OF
DIRECTOR INDEPENDENCE

CATEGORICAL STANDARDS FOR DETERMINATION OF DIRECTOR INDEPENDENCE

It has been the long-standing policy of Lowe’s Companies, Inc. (the “Company”) to have a substantial majority of independent directors. No director qualifies as independent under the New York Stock Exchange (“NYSE”) corporate governance rules unless the board of directors affirmatively determines that the director has no material relationship with the Company. The NYSE’s corporate governance rules include several “bright line” tests for director independence. No director who has a direct or indirect relationship that is covered by one of those tests shall qualify as an independent director.

* * * *

The Board of Directors has determined that the following relationships with the Company, either directly or indirectly, will not be considered material relationships for purposes of determining whether a director is independent:

•	Relationships in the ordinary course of business. Relationships involving (1) the purchase or sale of products or services or (2) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director if the following conditions are satisfied:

•	any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three years do not exceed the greater of (i) $1 million or (ii) 2% of such other organization’s consolidated gross revenues

•	the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available either to similarly situated customers or current employees

•	the relationship does not involve consulting, legal, or accounting services provided to the Company or its subsidiaries

•	any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers

•	Relationships with organizations to which a director is connected solely as a shareholder or partner. Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•	Contributions to charitable organizations. Contributions made or pledged by the Company, its subsidiaries, or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee if the following conditions are satisfied:

•	within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year

•	the charitable organization is not a family foundation created by the director or an immediate family member.

A-1

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•	Equity relationship. If the director, or an immediate family member, is an executive officer of another organization in which the Company owns an equity interest, and if the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•	Stock ownership. The director is the beneficial owner (as that term is defined under Rule 13d of the Securities Exchange Act of 1934, as amended) of less than 10% of the Company’s outstanding capital stock.

•	Other family relationships. A relationship involving a director’s relative who is not an immediate family member of the director.

•	Employment relationship. The director has not been an employee of the Company or any of its subsidiaries during the last five years.

•	Employment of immediate family members. No immediate family member of the director is a current employee, or has been an executive officer during the last five years, of the Company or any of its subsidiaries.

•	Relationships with acquired or joint venture entities. In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

•	Voting arrangements. The director is not a party to any contract or arrangement with any member of the Company’s management regarding the director’s nomination or election to the Board, or requiring the director to vote with management on proposals brought before the Company’s shareholders.

Definitions of Terms Used in these Categorical Standards

•	“Immediate Family Member” — includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•	“Executive Officer” means the president, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other person who performs similar policy-making functions for an organization.

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APPENDIX B

ARTICLE II, SECTION 2 OF LOWE’S BYLAWS
AS MODIFIED BY
PROPOSED AMENDMENT

ARTICLE II, SECTION 2 OF LOWE’S BYLAWS AS MODIFIED BY PROPOSED AMENDMENT

SECTION 2. SPECIAL MEETINGS.

(a) Special meetings of the shareholders for any purpose or purposes may be called by the Chairman of the Board or by a majority of the Board of Directors, and shall be called by the Secretary upon the written request of shareholders owning in the aggregate ~~a majority~~
not less than twenty-five percent (25%)
 of the total number of shares of capital stock of the corporation outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting.

(b) A request to the Secretary shall be signed by each shareholder, or a duly authorized agent of such shareholder, requesting the special meeting and shall set forth: (i) a statement of the specific proposal(s) to be brought before the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each shareholder requesting the special meeting, (ii) the name and address, as they appear on the corporation’s books, of each shareholder requesting the special meeting, (iii) the number of shares which are owned by each shareholder requesting the special meeting, including shares beneficially owned and shares held of record, and (iv) any other information that is required to be set forth in a shareholder’s notice required to be delivered pursuant to Section 11 or Section 12 of Article II of these Bylaws. A request to call a special meeting shall include documentary evidence of each requesting shareholders’ record and beneficial ownership of the corporation’s shares of capital stock.

(c) A special meeting requested by shareholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by shareholders shall not be held if (i) the Board of Directors calls or has called an annual or special meeting of shareholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the annual meeting) the purpose(s) specified in the request or (ii) an annual or special meeting was held not more than 12 months before the date on which the request for a special meeting was delivered to the Secretary that included the purpose(s) specified by the requesting shareholders in their request for a special meeting, with such determination being made in good faith by the Board of Directors.

(d) Business transacted at a special meeting requested by shareholders shall be limited to the purpose(s) stated in the request for the special meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to shareholders at any such special meeting.

(e) Any shareholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from shareholders holding in the aggregate less than the requisite number of shares entitling the shareholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.

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Important Information Concerning the Lowe’s Annual Meeting

Check-in begins: 8:30 a.m.	Meeting begins: 10:00 a.m.

•	Lowe’s shareholders, including joint holders, as of the close of business on March 26, 2010, the record date for the Annual Meeting, are entitled to attend the Annual Meeting on May 28, 2010.

•	All shareholders and their proxies should be prepared to present photo identification for admission to the meeting.

•	If you are a record holder or a participant in the Company’s 401(k) Plan, Employee Stock Purchase Plan or Direct Stock Purchase Program, your share ownership will be verified against a list of record holders or plan or purchase program participants as of the record date prior to your being admitted to the meeting.

•	If you are not a record holder or a participant in one of the Company’s plans or purchase programs, but hold shares through a broker, trustee, or nominee, you will be asked to present proof of beneficial ownership of Lowe’s shares as of the record date, such as your most recent brokerage statement prior to March 26, 2010 or other evidence of ownership.

•	Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on March 26, 2010.

•	Failure to present identification or otherwise comply with the above procedures will result in exclusion from the meeting.

THANK YOU FOR YOUR INTEREST AND SUPPORT — YOUR VOTE IS IMPORTANT.

Directions to the Ballantyne Hotel, 10000
Ballantyne Commons Parkway, Charlotte, North Carolina

From Charlotte Douglas International Airport:

Take the airport freeway to Billy Graham Parkway South (you will exit to your right) and continue approximately 8 miles. Take I-77 South to I-485 East, take exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

From 1-85 North:

Take I-85 North to I-485 South to exit 61 Johnston Road. Turn right onto Johnston Road and turn left at the next light into the Ballantyne Hotel.

From 1-85 South:

From I-85 South take the I-485 South/West exit at Concord, NC and continue on I-485 to exit 61 B Johnston Road (2nd exit under bridge). Turn right onto Johnston Road (headed South) and the Ballantyne Hotel is on your left at the second traffic light.

From 1-77 South:

Take I-77 South to I-485 East, take exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

From 1-77 North:

Take I-77 North to I-485 East, take exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

Printed on Recycled Paper

Lowe’s and the gable design are registered trademarks of LF, LLC.

1000 LOWE’S BOULEVARD MAIL CODE: NB7IR MOORESVILLE, NC 28117 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 12:00 A.M. Eastern Time on May 28, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Lowe’s Companies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 12:00 A.M. Eastern Time on May 28, 2010. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Lowe’s Companies, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C BELOW AND DATE AND SIGN IN SECTION D AT THE BOTTOM OF THIS CARD. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M22293-P93645 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LOWE’S COMPANIES, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the A Election of Directors - Lowe’s Board of Directors number(s) of the nominee(s) on the line below. recommends a vote FOR the listed nominees. Nominees: 01) David W. Bernauer 02) Leonard L. Berry 03) Dawn E. Hudson 04) Robert A. Niblock B Proposals of Management - Lowe’s Board of Directors recommends a vote FOR Proposals 2 and 3. For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm. 3. To approve an amendment to Lowe’s Bylaws decreasing the percentage of shares required to call a special meeting of shareholders. C Shareholder Proposals - Lowe’s Board of Directors recommends a vote AGAINST Proposals 4 and 5. For Against Abstain 4. Shareholder proposal regarding report on political spending. 5. Shareholder proposal regarding separating the roles of Chairman and CEO. D Authorized Signatures - This section must be completed for your instructions plan Please to indicate attend if this you to be executed - Date and Sign Below. meeting. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, Yes No administrator, trustee, or guardian, please give full title as such, and where more than one name appears, each should sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at www.proxyvote.com. M22294-P93645 2010 Annual Meeting of Shareholders THIS PROXY IS SOLICITED ON BEHALF OF LOWE’S BOARD OF DIRECTORS The undersigned hereby appoints Gaither M. Keener, Jr. and Robert F. Hull, Jr., and each of them, as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Lowe’s Companies, Inc. held of record by the undersigned at the close of business on March 26, 2010, at the Annual Meeting of Shareholders to be held on May 28, 2010, or any adjournment or postponement thereof. The proxies are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof, exercising their discretion as set forth in the 2010 Notice of Annual Meeting of Shareholders and Proxy Statement. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR ALL” nominees named in Proposal 1, “FOR” Proposals 2 and 3 and “AGAINST” Proposals 4 and 5. This card also constitutes voting instruction to State Street Bank and Trust Company, the Trustee of the Lowe’s 401 (k) Plan, to vote the shares of Common Stock of Lowe’s Companies, Inc., if any, allocated to the undersigned’s 401 (k) account pursuant to the instructions on the reverse side. Any allocated shares for which no instructions are timely received will be voted by the Trustee in the manner directed by a 401 (k) fiduciary committee. PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET. (Items to be voted appear on reverse side.)